The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
  Registration No. 333-280760
SUBJECT TO COMPLETION, DATED JULY 21, 2026
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus Dated July 11, 2024)
Conagra Brands, Inc.
$    % Senior Notes due 20
We are offering $     aggregate principal amount of    % senior notes due 20   (the “notes”).
We will pay interest on the notes on        and        of each year, beginning on          , 20  . The notes will mature on          , 20  . The interest rate payable on the notes will be subject to adjustment from time to time as described in this prospectus supplement under the caption “Description of Notes — Interest Rate Adjustment.” We may redeem some or all of the notes at any time and from time to time prior to their maturity at the redemption price described herein under the caption “Description of Notes — Optional Redemption.”
If a change of control triggering event occurs with respect to the notes, we will be required to make an offer to repurchase the notes in cash from the holders thereof at a price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase. See “Description of Notes — Change of Control Offer.”
The notes will be our senior unsecured obligations, will rank equally and ratably with all of our existing and future senior unsecured debt and other liabilities and will be senior to all of our existing and future subordinated debt and other liabilities, but will be effectively junior to our secured debt to the extent of the value of the collateral securing such debt, and will be effectively junior to all existing and future secured and unsecured debt of our subsidiaries, including trade payables. The notes will be exclusively our obligation, and not the obligation of any of our subsidiaries.
The notes are a new issue of securities with no established trading market. We do not intend to apply to list the notes on any securities exchange or to have the notes quoted on any automated quotation system.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Public Offering Price(1)		Underwriting Discount		Proceeds (before expenses) to Conagra Brands, Inc.
Per note		%		%		%
Total	$		$		$

(1)
Plus accrued interest from           , 2026 if settlement occurs after that date, which is the      business day following the date of this prospectus supplement (such settlement being referred to as “T+  ”).

Investing in the notes involves risks that are described or referred to in the “Risk Factors” section beginning on page S-6 of this prospectus supplement.
The underwriters expect to deliver the notes to purchasers through the book-entry delivery system of The Depository Trust Company (“DTC”) for the benefit of its participants, including Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”) on or about        , 2026, which is the      business day following the date of this prospectus supplement. Purchasers of the notes should note that trading of the notes may be affected by this settlement date. See “Underwriting (Conflicts of Interest)” beginning on page S-33 of this prospectus supplement.
Joint Book-Running Managers
BofA Securities	Goldman Sachs & Co. LLC	Mizuho	Wells Fargo Securities
The date of this prospectus supplement is July           , 2026.

Prospectus Supplement
Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT
We provide information to you about this offering in two separate documents. The accompanying prospectus provides general information about us and the securities we may offer from time to time, some of which may not apply to this offering. This prospectus supplement describes the specific details regarding this offering and the notes offered hereby. Additional information is incorporated by reference in this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus, in any free writing prospectus that we may provide to you and any other information to which we may refer you. We have not, and the underwriters have not, authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the respective dates mentioned on the cover page of those documents. Our business, financial condition, results of operations and prospects may have changed since those respective dates. We are not, and the underwriters are not, making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
References in this prospectus supplement to the terms “we,” “us,” “our,” “Conagra,” “Conagra Brands,” the “Company” or other similar terms mean Conagra Brands, Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC reports and other information are also available on our website at www.conagrabrands.com. The information contained on or accessible through the SEC’s website or our website is not part of this prospectus supplement or the accompanying prospectus, other than the documents that we file with the SEC that are incorporated by reference in this prospectus supplement or the accompanying prospectus.
INFORMATION WE INCORPORATE BY REFERENCE
The SEC allows us to incorporate by reference the information we file with it, which means:
•
incorporated documents are considered part of this prospectus supplement and the accompanying prospectus;

•
we can disclose important information to you by referring you to those documents; and

•
information that we file with the SEC after the date of this prospectus supplement will automatically update and supersede the information contained in this prospectus supplement, the accompanying prospectus and incorporated filings.

We incorporate by reference the documents listed below that we filed with the SEC under the Exchange Act:
•
our Annual Report on Form 10-K for the fiscal year ended May 31, 2026;

•
the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on August 6, 2025 incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended May 25, 2025; and

•
our Current Report on Form 8-K filed with the SEC on June 23, 2026.

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We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and until the completion of the offering of securities described in this prospectus supplement. We will not, however, incorporate by reference in this prospectus supplement or the accompanying prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus supplement unless, and except to the extent, specified in such Current Reports.
We will provide to each person, including any beneficial owner of our securities to whom this prospectus supplement is delivered, a copy of any or all of the documents that have been incorporated by reference in this prospectus supplement or the accompanying prospectus but not delivered with this prospectus supplement or the accompanying prospectus (other than an exhibit to these documents, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address or telephone number:
Conagra Brands, Inc.
222 W. Merchandise Mart Plaza, Suite 1300
Chicago, Illinois 60654
Attention: Corporate Secretary
(312) 549-5000
NOTICE TO PROSPECTIVE INVESTORS IN THE EUROPEAN ECONOMIC AREA
None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (each, an “EEA Qualified Investor”). Accordingly, any person making or intending to make an offer in any Member State of the EEA of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to EEA Qualified Investors. Neither Conagra nor the underwriters have authorized, nor do Conagra and the underwriters authorize, the making of any offer of notes in the EEA other than to EEA Qualified Investors.
PROHIBITION OF SALES TO EEA RETAIL INVESTORS — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not an EEA Qualified Investor. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
NOTICE TO PROSPECTIVE INVESTORS IN THE UNITED KINGDOM
None of this prospectus, the accompanying prospectus or any related free writing prospectus is a prospectus for the purpose of the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”) or the Prospectus Rules: Admission to Trading on a Regulated Market sourcebook (the “PRM”). The notes shall only be issued or offered in circumstances in which no obligation arises for the Issuer or any of the Initial Purchasers to publish a prospectus pursuant to the PRM, and must only be issued or offered in circumstances that fall within an exception (or a combination of exceptions) as set out in Schedule 1 to the POATRs. Accordingly, this prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in the United Kingdom will only be made to a legal entity which is a qualified investor as defined in paragraph 15 of Schedule 1 to the

S-iii

Public Offers and Admissions to Trading Regulations 2024 (each, a “UK Qualified Investor”). Accordingly, any person making or intending to make an offer in the United Kingdom of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to UK Qualified Investors. Neither Conagra nor the underwriters have authorized, nor do Conagra and the underwriters authorize, the making of any offer of notes in the United Kingdom other than to UK Qualified Investors.
PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS — The notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom. For these purposes, a “retail investor” means a person who is either one (or both) of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom (“UK MiFIR”); or (ii) not a UK Qualified Investor. Consequently, no disclosure document required by the Product Disclosure Sourcebook of the United Kingdom Financial Conduct Authority (“DISC”) for offering, selling or distributing the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering, selling or distributing the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.
The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be communicated or distributed under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus, any related free writing prospectus and any such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any such other documents and/or materials relate will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any other documents and/or materials relating to the issue of the notes offered hereby or any of their contents.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, including the documents incorporated by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These forward-looking statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Examples of forward-looking statements include statements regarding our expected future financial performance or position, results of operations, business strategy, plans and objectives of management for future operations, and other statements that are not historical facts. You can identify forward-looking statements by their use of forward-looking words, such as “may,” “will,” “anticipate,” “expect,” “believe,” “estimate,” “intend,” “plan,” “should,” “seek” or comparable terms. Such forward-looking statements are not guarantees of performance or results. Forward-looking statements provide our current expectations and beliefs concerning future events and are subject to risks, uncertainties, and factors relating to our business and operations, all of which are difficult to predict and could cause our actual results to differ materially from the expectations expressed in or implied by such forward-looking statements. In addition to the risk factors referred to or described in this prospectus supplement under “Risk Factors,” as well as in documents incorporated by reference in this prospectus supplement and the accompanying prospectus, important factors that could cause our actual results to differ materially from those in forward-looking statements include, among others:
•
risks associated with general economic and industry conditions, including inflation, oil, energy and fuel costs, reduced consumer confidence and spending, increased tariffs and taxes, actual or threatened hostilities or war and/or other geopolitical conflicts, declining benefits or changing eligibility requirements under government food assistance programs for consumers, rising unemployment, recessions, supply chain challenges, labor cost increases or shortages, interest rate and currency rate fluctuations;

•
risks related to the availability and prices of commodities and other supply chain resources, including raw materials, packaging, energy, and transportation, weather conditions, pandemics, epidemics, and disease, in humans, plants, and animals;

•
disruptions or inefficiencies in our supply chain and/or operations;

•
risks related to the effectiveness of our hedging activities and ability to respond to volatility in commodities;

•
risks related to the ultimate impact of, including reputational harm caused by, any product recalls and product liability or labeling litigation;

•
risks related to our ability to execute operating and value creation plans and achieve returns on our investments and targeted operating efficiencies from cost-saving initiatives, and to benefit from trade optimization programs;

•
risks related to our ability to deleverage on currently anticipated timelines, and to continue to access capital on acceptable terms or at all;

•
risks related to our competitive environment, cost structure, and related market conditions;

•
risks related to our ability to respond to changing consumer preferences, including health and wellness perceptions and the success of our innovation and marketing investments;

•
risks associated with actions by our customers, including changes in distribution and purchasing terms;

•
risks related to the seasonality of our business;

•
risks associated with our contract manufacturing arrangements and other third-party service provider dependencies;

•
risks associated with actions of governments and regulatory bodies that affect our businesses, including regulations or interpretations designed to address climate change;

•
risks related to our ability to execute on our strategies or achieve expectations related to environmental, social, and governance matters, including as a result of evolving legal, regulatory, and other

S-v

standards, processes, and assumptions, the pace of scientific and technological developments, increased costs, the availability of requisite financing, and changes in carbon pricing or carbon taxes;
•
risks related to a material failure in or breach of our or our vendors’ information technology systems and other cybersecurity incidents;

•
risks related to our ability to identify, attract, hire, train, retain and develop qualified personnel;

•
risk of increased pension, labor or people-related expenses;

•
risks and uncertainties associated with intangible assets, including any future goodwill or intangible assets impairment charges;

•
risks relating to our ability to protect our intellectual property rights;

•
risks relating to acquisition, divestiture, joint venture or investment activities;

•
the amount and timing of future dividends, which remain subject to Board approval and depend on market and other conditions;

•
the amount and timing of future stock repurchases; and

•
other risks described in our reports filed from time to time with the SEC.

The forward-looking statements in this prospectus supplement and in the documents incorporated by reference speak only as of the date of (or other date specified in) the document in which the forward-looking statement is made, and we undertake no responsibility to update any forward-looking statement, except as required by law.

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SUMMARY
The following summary information is qualified in its entirety by the information contained elsewhere in this prospectus supplement and the accompanying prospectus, including the documents we have incorporated by reference, and in the indenture as described under “Description of Notes.” Because this is a summary, it does not contain all the information that may be important to you. We urge you to read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, carefully, including the “Risk Factors” section and our consolidated financial statements and the related notes.
Conagra Brands
Conagra Brands, Inc., a Delaware corporation, headquartered in Chicago, is one of North America’s leading branded food companies. We combine a 100-year history of making quality food with agility and a relentless focus on collaboration and innovation. Our portfolio is continuously evolving to satisfy consumers’ ever-changing food preferences. Conagra’s brands include Birds Eye®, Duncan Hines®, Healthy Choice®, Marie Callender’s®, Reddi-wip®, Slim Jim®, Angie’s® BOOMCHICKAPOP®, and many more.
Our Grocery & Snacks reporting segment principally includes branded, shelf-stable food products sold in various retail channels in the United States.
Our Refrigerated & Frozen reporting segment principally includes branded, temperature-controlled food products sold in various retail channels in the United States.
Our International reporting segment principally includes branded food products, in various temperature states, sold in various retail and foodservice channels outside of the United States.
Our Foodservice reporting segment includes branded and customized food products, including meals, entrees, sauces, and a variety of custom-manufactured culinary products packaged for sale to restaurants and other foodservice establishments primarily in the United States.
Corporate Information
We were initially incorporated as a Nebraska corporation in 1919 and reincorporated as a Delaware corporation in 1976. Our principal executive offices are located at 222 W. Merchandise Mart Plaza, Suite 1300, Chicago, Illinois 60654, and our main telephone number is (312) 549-5000. Our website is www.conagrabrands.com. The information contained on or accessible through our website is not part of this prospectus supplement or the accompanying prospectus, other than the documents that we file with the SEC that are incorporated by reference in this prospectus supplement or the accompanying prospectus. For additional information concerning Conagra Brands, please see our most recent Annual Report on Form 10-K and our other filings with the SEC, which are incorporated by reference into this prospectus supplement. See “Where You Can Find More Information.”

The Offering
The following summary of this offering contains basic information about the notes and is not intended to be complete. For a more complete description of the terms of the notes offered hereby, see “Description of Notes.” For purposes of this section, references to “Conagra Brands,” “we,” “us” or “our” include only Conagra Brands, Inc. and not any of its subsidiaries.
Issuer
Conagra Brands, Inc., a Delaware corporation
Notes Offered
$      aggregate principal amount of    % senior notes due 20  .
Maturity Date
The notes will mature on               , 20  .
Interest Rate
The notes will bear interest at a rate of    % per year.
Interest Rate Adjustment
The interest rate payable on the notes will be subject to adjustment from time to time if any of Moody’s, S&P or Fitch (each as defined herein), or, in any case, any Substitute Rating Agency (as defined herein), downgrades (or subsequently upgrades) the credit rating assigned to the notes. See “Description of Notes — Interest Rate Adjustment.”
Interest Payment Dates
We will pay interest on the notes on          and          of each year, beginning on          , 20  .
Ranking
The notes will be our senior unsecured obligations, will rank equally and ratably with all of our existing and future senior unsecured debt and other liabilities and will be senior to all of our existing and future subordinated debt and other liabilities, but will be effectively junior to our secured debt to the extent of the value of the collateral securing such debt, and will be effectively junior to all existing and future secured and unsecured debt of our subsidiaries, including trade payables. The notes will be exclusively our obligation, and not the obligation of any of our subsidiaries. Our rights and the rights of any holder of notes (or other of our creditors) to participate in the assets of any subsidiary upon that subsidiary’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary. See “Description of Notes — Ranking.”
Form and Denomination
The notes will be issued in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Further Issuances
We may issue additional notes ranking equally and ratably with the notes (with the same terms as the notes other than the date of issuance and, under certain circumstances, the initial interest payment date, the date from which interest thereon will begin to accrue and the issue price). Such notes will form a single series with the previously issued and outstanding notes having the same terms.
Optional Redemption
Prior to       , 20   , (the “Par Call Date”), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at the “make-whole” redemption price described herein under the caption “Description of Notes — Optional Redemption.”
On or after the Par Call Date, we may redeem the notes in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Change of Control Offer
If we experience a “Change of Control Triggering Event” (as defined in “Description of Notes — Change of Control Offer”), we will be required, unless we have exercised our option to redeem the notes, to offer to repurchase the notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase. See “Description of Notes — Change of Control Offer.”
Certain Covenants
The indenture governing the notes will contain certain restrictions, including a limitation that restricts our ability and the ability of certain of our subsidiaries to create or incur secured debt. Certain sale and leaseback transactions will be similarly limited. See “Description of Notes — Certain Covenants.”
DTC Eligibility
The notes will be represented by global certificates deposited with, or on behalf of, DTC or its nominee. See “Description of Notes — Book-Entry; Delivery and Form.”
Same Day Settlement
Beneficial interests in the notes will trade in DTC’s same-day funds settlement system until maturity. Therefore, secondary market trading activity in such interests will be settled in immediately available funds.
Use of Proceeds
We expect to receive net proceeds of approximately $       from this offering, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to apply the net proceeds from this offering, together with cash on hand, toward the repayment at maturity of all of our (i) $500,000,000 aggregate principal amount of 5.300% Senior Notes due October 2026 (the “5.300% Senior Notes”) and (ii) $262,500,000 aggregate principal amount of 7.125% Senior Notes due October 2026 (the “7.125% Senior Notes” and, together, the “2026 Senior Notes”), and for general corporate purposes. References to the repayment of the 2026 Senior Notes in this prospectus supplement do not constitute a notice of redemption pursuant to the terms of the 2026 Senior Notes.
Pending the application of the net proceeds toward the repayment of the 2026 Senior Notes, we intend to use the net proceeds to reduce borrowings under our commercial paper program and invest in U.S. government securities, term deposits, money market mutual funds, marketable securities, short-term interest-bearing accounts or similar investments. We may reborrow amounts repaid under our commercial paper program from time to time, including to repay the 2026 Senior Notes at their maturity. See “Use of Proceeds.”
No Listing of the Notes
We do not intend to apply to list the notes on any securities exchange or to have the notes quoted on any automated quotation system.
Governing Law
The notes will be, and the indenture is, governed by the laws of the State of New York.
Trustee, Registrar, and Paying Agent
U.S. Bank Trust Company, National Association.
Risk Factors
See “Risk Factors” and other information in this prospectus supplement and the accompanying prospectus for a discussion of factors that should be carefully considered before investing in the notes.

Conflicts of Interest
Certain of the underwriters or their affiliates hold outstanding 2026 Senior Notes that we will repay using the net proceeds of this offering and/or our commercial paper. It is possible that one or more of the underwriters or their affiliates could receive more than 5% of the net proceeds of this offering, and in that case, such underwriter would be deemed to have a conflict of interest under Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. (“FINRA”). In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of the notes in accordance with FINRA Rule 5121. However, pursuant to that rule, the appointment of a “qualified independent underwriter” would not be required in connection with this offering, as the notes are “investment grade rated” (as defined in FINRA Rule 5121). See “Underwriting (Conflicts of Interest).”

CONAGRA BRANDS SUMMARY CONSOLIDATED FINANCIAL DATA
The following table sets forth summary consolidated financial data as of and for each of the fiscal years ended May 2024 through 2026. Our fiscal year ends on the last Sunday in May. The summary consolidated financial data as of May 2025 and 2026 and for each of the fiscal years ended May 2024, 2025 and 2026 have been derived from our audited consolidated financial statements and should be read together with those audited consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the fiscal year ended May 31, 2026, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. The summary consolidated financial data as of May 26, 2024 have been derived from our audited consolidated financial statements not incorporated by reference in this prospectus supplement. You should read the summary consolidated financial data in conjunction with our consolidated financial statements, the related notes and other financial information incorporated by reference in this prospectus supplement.
	For the Fiscal Year Ended
	May 31, 2026	May 25, 2025	May 26, 2024
(Dollars in millions)
Income Statement Data
Net sales	$11,281.6	$11,612.8	$12,050.9
Net income (loss)	(1,916.2)	1,152.5	347.7
Net income (loss) attributable to Conagra Brands, Inc.	(1,916.2)	1,152.4	347.2
Balance Sheet Data (as of period end)
Cash and cash equivalents	$218.0	$68.0	$77.7
Total assets	17,274.4	20,933.9	20,862.3
Total current liabilities	$3,188.0	$4,317.0	$3,241.8
Senior long-term debt, excluding current installments	6,456.0	6,234.1	7,492.6
Other noncurrent liabilities	579.4	639.6	587.6
Total liabilities	$10,916.8	$12,001.2	$12,351.0

RISK FACTORS
An investment in the notes involves risk. Prior to making a decision about investing in the notes, and in consultation with your own financial and legal advisors, you should carefully consider the following risk factors regarding the notes and this offering, as well as the risk factors incorporated by reference in this prospectus supplement from our Annual Report on Form 10-K for the fiscal year ended May 31, 2026 under the heading “Risk Factors,” and other filings we may make from time to time with the SEC. You should also refer to the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes. Investors should not interpret the disclosure of any risk factor to imply that the risk has not already materialized. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.
Risks Relating to the Notes
Our existing and future debt may limit cash flow available to invest in the ongoing needs of our business and could prevent us from fulfilling our obligations under our outstanding debt securities, as well as the notes.
As of May 31, 2026, we had total long-term debt, including current installments, of approximately $7.23 billion outstanding. We also have the ability under our existing revolving credit facility and our commercial paper program to incur substantial additional debt. Our level of debt could have important consequences. For example, it could:
•
make it more difficult for us to make payments on our debt;

•
result in a downgrade in the credit ratings on our debt, which could limit our ability to borrow additional funds, increase the interest rates under our credit facilities and any new indebtedness we may incur, and reduce the trading prices of our outstanding debt securities and common stock;

•
require us to dedicate a substantial portion of our cash flow from operations to the payment of debt service, reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions, dividend increases, stock repurchases and other general corporate purposes;

•
increase our vulnerability to adverse economic or industry conditions;

•
require that additional materially adverse terms, conditions or covenants be placed on us under our debt instruments, which covenants might include, for example, limitations on additional borrowings and specific restrictions on uses of our assets, as well as prohibitions or limitations on our ability to create liens, pay dividends, receive distributions from our subsidiaries, redeem or repurchase our stock or make investments, any of which could hinder our access to capital markets;

•
limit our ability to obtain additional financing in the future to enable us to react to changes in our business; or

•
place us at a competitive disadvantage compared to businesses in our industry that have less debt.

Additionally, any failure to meet required payments on our debt, or failure to comply with any covenants in the instruments governing our debt, could result in an event of default under the terms of those instruments and a downgrade to our credit ratings. A downgrade in our credit ratings would increase our borrowing costs and could affect our ability to issue commercial paper. In the event of a default, the holders of our debt could elect to declare all the amounts outstanding under such instruments to be due and payable. Any default under the agreements governing our debt and the remedies sought by the holders of such debt could render us unable to pay principal and interest on our debt.
The notes are subject to prior claims of any secured creditors and the creditors of our subsidiaries and if a default occurs we may not have sufficient funds to fulfill our obligations under the notes.
The notes are unsecured general obligations of Conagra Brands, Inc., ranking equally with other senior unsecured debt of Conagra Brands, Inc. but effectively junior to any senior secured debt of Conagra Brands, Inc., to the extent of the value of the collateral securing such debt, and the debt and other liabilities of our subsidiaries. The indenture governing the notes permits us and our subsidiaries to incur secured debt under specified circumstances. If we incur any secured debt, our assets and the assets of our subsidiaries will be subject to prior claims by our secured creditors. In the event of our bankruptcy, liquidation, reorganization or other winding up, assets that secure debt will be available to pay obligations on the notes only after all debt secured by those assets has been repaid in full. Holders of the notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors.
If Conagra Brands, Inc. incurs any additional obligations that rank equally with the notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the notes in any proceeds distributed upon the insolvency, liquidation, reorganization, dissolution or other winding up of Conagra Brands, Inc. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the notes then outstanding would remain unpaid.
The indenture does not limit the amount of debt we may incur or restrict our ability to engage in other transactions that may adversely affect holders of the notes.
The indenture under which the notes will be issued does not limit the amount of debt that we may incur. The indenture does not contain any financial covenants or other provisions that would afford the holders of the notes any substantial protection in the event we participate in a highly leveraged transaction. In addition, the indenture does not limit our ability to pay dividends, make distributions or repurchase shares of our common stock. Any such transaction could adversely affect you.
We depend on cash flow of our subsidiaries to make payments on our securities.
Conagra Brands, Inc. is in part a holding company. Our subsidiaries conduct a significant percentage of our consolidated operations and own a significant percentage of our consolidated assets. Consequently, our cash flow and our ability to meet debt service obligations of Conagra Brands, Inc. depend in large part upon the cash flow of our subsidiaries and the payment of funds by the subsidiaries to us in the form of loans, dividends or otherwise. Our subsidiaries are not obligated to make funds available to us for payment of the notes or otherwise. In addition, their ability to make any payments will depend on their earnings, the terms of their debt, business and tax considerations and legal restrictions. The notes will effectively rank junior to all liabilities of our subsidiaries. In the event of a bankruptcy, liquidation or dissolution of a subsidiary and following payment of its liabilities, the subsidiary may not have sufficient assets remaining to make payments to us as a shareholder or otherwise.
An active trading market for the notes may not develop.
The notes are a new issue of securities with no established trading market. We do not intend to list the notes on any securities exchange or to have the notes quoted on any automated quotation system. Accordingly, there can be no assurance that a trading market for the notes will ever develop or will be maintained. If a trading market does not develop or is not maintained, you may find it difficult or impossible to resell the notes. Further, there can be no assurance as to the liquidity of any market that may develop for the notes, your ability to sell the notes or the price at which you will be able to sell the notes. Future trading prices of the notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the notes and the markets for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:
•
the time remaining to the maturity of the notes;

•
the outstanding amount of the notes;

•
the terms related to optional redemption of the notes; and

•
the level, direction and volatility of market interest rates generally.

The underwriters have advised us that they currently intend to make a market in the notes, but they are not obligated to do so and may cease market-making at any time without notice.

Ratings of the notes could be lowered or withdrawn in the future.
We expect that the notes will be rated by one or more rating agencies. A rating is not a recommendation to purchase, hold or sell debt securities, since a rating does not predict the market price of a particular security or its suitability for a particular investor. Any rating agency that rates the notes may lower its rating of the notes or decide not to rate the notes in its sole discretion. The ratings of the notes will be based primarily on the rating agency’s assessment of the likelihood of timely payment of interest when due and the payment of principal on the maturity date.
We cannot assure you that our credit ratings will remain in effect for any given period of time or that a rating will not be revised downward, placed on a watch list, or withdrawn entirely by the applicable rating agencies if in their judgment circumstances so warrant. An increase in the level of our outstanding indebtedness, an inability to reduce our indebtedness in a timely fashion or at all, or other events that could have an adverse impact on our business, properties, financial condition, results of operations or prospects, may cause the rating agencies to downgrade our debt credit rating generally and the ratings on the notes. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the trading price for or liquidity of the notes, reduce the trading prices of our outstanding debt securities and common stock, limit our ability to borrow additional funds, increase our corporate borrowing costs and the interest rates under our credit facilities and any new indebtedness we may incur, limit our access to the capital markets or result in more restrictive covenants in future debt agreements.
We may choose to redeem the notes prior to maturity.
We may redeem some or all of the notes at any time. See “Description of Notes — Optional Redemption.” If prevailing interest rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the notes being redeemed.
An increase in market interest rates could result in a decrease in the value of the notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the notes and market interest rates increase, the market values of your notes may decline. We cannot predict the future level of market interest rates.
Holders of notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased by us has occurred following a sale of “substantially all” of our assets.
A “Change of Control Triggering Event” would require us under certain circumstances to make an offer to repurchase all outstanding notes (see “Description of Notes — Change of Control Offer”). The definition of change of control includes a phrase relating to the sale of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all of our assets to another individual, group or entity may be uncertain.
We may not be able to repurchase all of the notes upon a change of control triggering event, which would result in a default under the notes.
Under certain circumstances, we will be required to offer to repurchase the notes upon the occurrence of a “Change of Control Triggering Event” as provided by the terms of the notes. However, we may not have sufficient funds to repurchase the notes in cash at such time. In addition, our ability to repurchase the notes for cash may be limited by law or the terms of other agreements relating to our debt outstanding at the time. The failure to make such repurchase would result in a default under the notes.

USE OF PROCEEDS
We expect to receive net proceeds of approximately $      million from this offering, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to apply the net proceeds from this offering, together with cash on hand, toward the repayment at maturity of all of our outstanding 2026 Senior Notes and for general corporate purposes.
Pending the application of the net proceeds toward the repayment of the 2026 Senior Notes, we intend to use the net proceeds to reduce borrowings under our commercial paper program and invest in U.S. government securities, term deposits, money market mutual funds, marketable securities, short-term interest-bearing accounts or similar investments. We may reborrow amounts repaid under our commercial paper program from time to time, including to repay the 2026 Senior Notes at their maturity.
As of the date of this prospectus supplement, we had $500 million aggregate principal amount of 5.300% Senior Notes outstanding and $262.5 million aggregate principal amount of 7.125% Senior Notes outstanding. The 5.300% Senior Notes bear interest at an annual rate of 5.300% per year and mature on October 1, 2026. The 7.125% Senior Notes bear interest at an annual rate of 7.125% per year and mature on October 1, 2026. References to the repayment of the 2026 Senior Notes in this prospectus supplement do not constitute a notice of redemption pursuant to the terms of the 5.300% Senior Notes or the 7.125% Senior Notes. As of July 15, 2026, we had approximately $229 million of commercial paper outstanding, with a weighted-average interest rate of 4.10% and a weighted average maturity of 1 day.
Certain of the underwriters or their affiliates hold outstanding 2026 Senior Notes that we will repay using the net proceeds of this offering and/or our commercial paper. It is possible that one or more of the underwriters or their affiliates could receive more than 5% of the net proceeds of this offering, and in that case, such underwriter would be deemed to have a conflict of interest under FINRA Rule 5121. In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of the notes in accordance with FINRA Rule 5121. However, pursuant to that rule, the appointment of a “qualified independent underwriter” would not be required in connection with this offering, as the notes are “investment grade rated” (as defined in FINRA Rule 5121). See “Underwriting (Conflicts of Interest).”

CAPITALIZATION
The following table sets forth our consolidated capitalization as of May 31, 2026. You should read this table in conjunction with our audited consolidated financial statements, the related notes thereto and other financial information contained in our Annual Report on Form 10-K for the fiscal year ended May 31, 2026, which is incorporated by reference in this prospectus supplement, as well as the other financial information incorporated by reference in this prospectus supplement.
As of May 31, 2026
(dollars in millions)
Cash and cash equivalents	$218.0
Senior long-term debt, excluding current installments	$6,456.0
Current installments of long-term debt(1)	778.2
Subordinated debt	—
Notes payable	34.2
Total debt	7,268.4
Total stockholders’ equity	6,357.6
Total capitalization	$13,626.0

(1)
Includes $500 million aggregate principal amount of the 5.300% Senior Notes and $262.5 million aggregate principal amount of the 7.125% Senior Notes. We intend to apply the net proceeds from this offering, together with cash on hand, toward the repayment at maturity of all of our outstanding 5.300% Senior Notes and 7.125% Senior Notes and for general corporate purposes. See “Use of Proceeds.”

DESCRIPTION OF NOTES
You can find the definitions of certain terms used in this description under the subheadings “Optional Redemption,” “Change of Control Offer,” “Certain Covenants — Certain Definitions Relating to Certain Covenants” and “Interest Rate Adjustment.” In this “Description of Notes,” the terms “we,” “us,” “our,” “Conagra,” the “Company” or other similar terms means Conagra Brands, Inc. and not any of its subsidiaries, unless we state otherwise or the context indicates otherwise.
General
The notes will be issued under an indenture, dated as of August 12, 2021, between us and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as previously supplemented and as supplemented by a supplemental indenture to be entered into between us and the Trustee in connection with this offering (the indenture as so supplemented, the “indenture”). The terms of the notes include those stated in the indenture and the notes, as well as those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The notes will constitute senior debt securities to be issued under the indenture.
This description of the notes supplements and, to the extent inconsistent therewith, replaces the section entitled “Description of Debt Securities” included in the accompanying prospectus. Because this section is a summary, it does not describe every aspect of the indenture or the notes. This summary is subject to and qualified in its entirety by reference to all of the provisions of the indenture, including definitions of certain terms used in the indenture, and the notes. You should read the indenture and the notes because they contain additional information and they, and not this description, define your rights as a holder of the notes. A copy of the indenture will be filed with the SEC. Additionally, copies of the indenture and forms of notes are available without charge upon request to us at the address provided under “Information We Incorporate by Reference.”
Principal, Maturity and Interest
The notes will be issued in an initial aggregate principal amount of $             million. We may, without the consent of the holders of the notes, create and issue additional senior debt securities ranking equally with the notes and otherwise similar in all respects (except for the date of issuance and, under certain circumstances, the initial interest payment date, the date from which interest thereon will begin to accrue and the issue price) so that any outstanding notes and the additional senior debt securities form a single series under the indenture.
The notes will mature on                 , 20  . The notes will accrue interest at a rate of     % per year, subject to adjustment as described below under “— Interest Rate Adjustment.” Interest on each note will accrue from the last interest payment date on which interest was paid or duly provided for, or, if no interest has been paid or duly provided for, from the date of its original issuance.
Interest on the notes will be payable semi-annually on           and           , beginning on           , 20   to the persons in whose names the notes are registered at the close of business on the preceding            or            , as the case may be (whether or not a business day).
The amount of interest payable on the notes will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any day on which interest is payable on the notes is not a business day, then payment of the interest payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of such delay), with the same force and effect as if made on such date.
The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or to have the notes quoted on any automated quotation system.
When we use the term “business day,” we mean any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York, or the city where the Corporate Trust Office of the Trustee is located at such time, are required or authorized by law, regulation or executive order to close or be closed.

Ranking
The notes:
•
will be our senior unsecured obligations;

•
will rank equally and ratably with all of our existing and future senior unsecured debt and other liabilities;

•
will be senior to all of our existing and future subordinated debt and other liabilities;

•
will be effectively junior to our secured debt to the extent of the value of the collateral securing such debt, unless the notes are equally and ratably secured with such secured debt, as required by the indenture under certain circumstances; and

•
will be effectively junior to all existing and future secured and unsecured debt of our subsidiaries, including trade payables.

Our subsidiaries are distinct legal entities having no obligation to pay any amounts pursuant to, or to make funds available for, the notes.
As of May 31, 2026, we had total long-term debt, including current installments, of approximately $7.23 billion outstanding.
Interest Rate Adjustment
The interest rate payable on the notes will be subject to adjustment from time to time if either Moody’s, S&P or Fitch, or, in any case, any Substitute Rating Agency downgrades (or subsequently upgrades) the credit rating assigned to the notes of such series, in the manner described below.
If the rating from Moody’s (or any Substitute Rating Agency) of the notes is decreased to a rating set forth in the immediately following table, the interest rate on the notes of such series will increase such that it will equal the interest rate payable on the notes of such series on the date of their issuance plus the percentage set forth opposite the ratings from the table below (plus, if applicable, the percentage set forth opposite the rating in the table under each of “— S&P Rating” and “— Fitch Rating”):
Moody’s Rating*	Percentage
Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%

*
including the equivalent ratings of any Substitute Rating Agency.

If the rating from S&P (or any Substitute Rating Agency) of the notes is decreased to a rating set forth in the immediately following table, the interest rate on the notes will increase such that it will equal the interest rate payable on the notes on the date of their issuance plus the percentage set forth opposite the ratings from the table below (plus, if applicable, the percentage set forth opposite the rating in the table under each of “— Moody’s Rating” and “— Fitch Rating”):
S&P Rating*	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

*
including the equivalent ratings of any Substitute Rating Agency.

If the rating from Fitch (or any Substitute Rating Agency) of the notes is decreased to a rating set forth in the immediately following table, the interest rate on the notes will increase such that it will equal the interest rate payable on the notes on the date of their issuance plus the percentage set forth opposite the ratings from the table below (plus, if applicable, the percentage set forth opposite the rating in the table under each of “— Moody’s Rating” and “— S&P Rating”):
Fitch Rating*	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

*
including the equivalent ratings of any Substitute Rating Agency.

If at any time the interest rate on the notes of any series has been adjusted upward and any of Moody’s, S&P or Fitch (or, in any such case, a Substitute Rating Agency), as the case may be, subsequently increases its rating of the notes to any of the threshold ratings set forth above, the interest rate on the notes shall be decreased such that the interest rate for the notes shall equal the interest rate payable on the notes on the date of their issuance plus the percentages set forth opposite the ratings in the tables above in effect immediately following the increase in rating. If Moody’s (or any Substitute Rating Agency) subsequently increases its rating of the notes to Baa3 (or its equivalent, in the case of a Substitute Rating Agency) or higher, S&P (or any Substitute Rating Agency) increases its rating to BBB- (or its equivalent, in the case of a Substitute Rating Agency) or higher and Fitch (or any Substitute Rating Agency) increases its rating to BBB- (or its equivalent, in the case of a Substitute Rating Agency) or higher, the interest rate on the notes will be decreased to the interest rate payable on the notes on the date of their issuance. In addition, the interest rates on the notes of such series will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by any or all Rating Agencies) if the notes become rated Baa2, BBB and BBB (or the equivalent of any such rating, in the case of a Substitute Rating Agency) or higher by any two of Moody’s, S&P and Fitch (or, in any case, a Substitute Rating Agency thereof), respectively.
Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Moody’s, S&P or Fitch (or, in any case, a Substitute Rating Agency), shall be made independent of any and all other adjustments; provided, however, that in no event shall (1) the interest rate for the notes be reduced to below the interest rate payable on the notes on the date of their issuance or (2) the total increase in the interest rate on the notes exceed 2.00% above the interest rate payable on the notes on the date of their issuance.
No adjustments in the interest rate of the notes shall be made solely as a result of a Rating Agency ceasing to provide a rating of the notes. If at any time Moody’s, S&P or Fitch ceases to provide a rating of the notes for any reason, we will use our commercially reasonable efforts to obtain a rating of the notes from a Substitute Rating Agency, to the extent one exists, and if a Substitute Rating Agency exists, for purposes of determining any increase or decrease in the interest rate on the notes of such series pursuant to the tables above, (a) such Substitute Rating Agency will be substituted for the last Rating Agency to provide a rating of the notes of such series but which has since ceased to provide such rating, (b) the relative rating scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by us and, for purposes of determining the applicable ratings included in the applicable table above with respect to such Substitute Rating Agency, such ratings will be deemed to be the equivalent ratings used by Moody’s, S&P or Fitch, as applicable, in such table and (c) the interest rate on the notes of such series will increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on the notes of such series on the date of their issuance plus the appropriate percentage, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (b) above) (plus any applicable percentage resulting from a decreased rating by the other Rating Agency). For so long as only one of Moody’s, S&P or Fitch provides a rating of the notes of the applicable series and no Substitute Rating Agency has replaced either of the other Rating Agencies, any subsequent increase or decrease in the interest rate of the notes of such series necessitated by a reduction or increase in the rating by the Rating Agency providing the rating shall be twice the percentage set forth in the applicable table above. For so long as any two of Moody’s, S&P or Fitch provide a rating of the notes of the applicable series and no Substitute Rating Agency has replaced the other Rating Agency, any subsequent increase or decrease in the interest rate of the notes of such series necessitated by a reduction or increase in the ratings by the Rating Agencies providing the ratings shall be as set forth in the applicable tables above. For so long as none of Moody’s, S&P, Fitch or a Substitute Rating Agency provides a rating of the notes of the applicable series, the interest rate on the notes of such series will increase to, or remain at, as the case may be, 2.00% above the interest rate payable on the notes of such series on the date of their issuance.
Any interest rate increase or decrease described above will take effect from the first day of the interest period commencing after the date on which a rating change occurs that requires an adjustment in the interest rate. As such, interest will not accrue at such increased or decreased rate until the next interest payment date following the date on which a rating change occurs. If Moody’s, S&P or Fitch (or, in any case, a Substitute Rating Agency) changes its rating of the notes more than once during any particular interest period, the last change in such interest period by such Rating Agency will control for purposes of any interest rate increase or decrease with respect to the notes described above relating to such Rating Agency’s action. If the interest rate payable on the notes is increased as described above, the term “interest,” as used with respect to the notes, will be deemed to include any such additional interest unless the context otherwise requires.
The Company shall promptly provide an officer’s certificate to the paying agent on becoming aware of any decrease in the rating assigned to the notes by any of Moody’s, S&P or Fitch (or any Substitute Rating Agency), specifying such decrease in the rating by the applicable rating agency and the date of such decrease. Neither the paying agent nor the trustee shall have any obligation to monitor the rating assigned to the notes.
The following definitions apply:
“Fitch” means Fitch Ratings, Inc. and its successors.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s), a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) and a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch).
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“Rating Agencies” means:
•
each of Moody’s, S&P and Fitch; and

•
if any of Moody’s, S&P or Fitch ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a Substitute Rating Agency.

“Rating Event” means (i) the rating of notes is lowered by two of the three Rating Agencies on any day during the period (the “Trigger Period”) commencing on the earlier of (a) the occurrence of a Change of Control and (b) the first public notice of our intention to effect a Change of Control, and ending 60 days following consummation of such Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any two of the three Rating Agencies), and (ii) the notes are rated below Investment Grade by each of the Rating Agencies on any day during the Trigger Period; provided that a Rating Event will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform us that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.
“Substitute Rating Agency” means, in our discretion at any time and from time to time, any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the

Exchange Act that is selected by us (as certified to the Trustee by a certificate of a responsible officer of the Company) as a replacement agency for Moody’s, S&P or Fitch, or any of them, as the case may be.
Optional Redemption
Prior to            , 20   , (the “Par Call Date”), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus       basis points less (b) interest accrued to, but excluding, the date of redemption, and
(2)   100% of the principal amount of the notes to be redeemed,
plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.
On or after the Par Call Date, we may redeem the notes in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable:
(1)   the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date of the notes (the “Remaining Life”); or
(2)   if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date of the notes on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or
(3)   if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date of the notes, as applicable. If there is no United States Treasury security maturing on the Par Call Date of the notes but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date of the notes, one with a maturity date preceding the Par Call Date of the notes and one with a maturity date following the Par Call Date of the notes, we shall select the United States Treasury security with a maturity date preceding the Par Call Date of the notes. If there are two or more United States

Treasury securities maturing on the Par Call Date of the notes or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. Calculation or correctness of the redemption price shall not be a duty or obligation of the Trustee.
Notice of any redemption will be mailed by first class mail or electronically delivered (or otherwise transmitted, in each case in accordance with applicable DTC procedures) at least 10 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Any notice may, at our discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In that case, the notice shall state the nature of such condition precedent.
We are not required (i) to issue, register the transfer of, or exchange any notes selected for redemption during the period from the opening of business 15 days before the day a notice of redemption relating to the notes selected for redemption is sent to the close of business on the day that notice is sent, or (ii) to register the transfer of or exchange any notes so selected for redemption, except for the unredeemed portion of any note being redeemed in part.
In the case of a partial redemption, selection of the notes for redemption will be made (i) in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed or (ii) if the notes are not so listed, on a pro rata basis to the extent practicable, by lot or in accordance with applicable DTC procedures or in accordance with any other method the Trustee considers fair and appropriate. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the applicable procedures of the depositary.
Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.
No Mandatory Redemption; Sinking Fund
No mandatory redemption obligation will be applicable to the notes. The notes will not be subject to, nor have the benefit of, a sinking fund.
Change of Control Offer
If a Change of Control Triggering Event occurs with respect to the notes, unless we have exercised our option to redeem the notes as described under “— Optional Redemption” above, each holder of the notes will have the right to require us to repurchase all or any part (equal to $2,000 and any integral multiples of $1,000 in excess thereof) of such holder’s notes pursuant to the offer described below (a “Change of Control Offer”) at a purchase price equal to 101% of the aggregate principal amount of the notes repurchased, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.
We will be required to deliver a notice to each holder of the notes, with a copy to the Trustee, within 30 days following the date upon which any Change of Control Triggering Event occurred, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control. The notice will govern the terms of the Change of Control Offer and will describe, among other things, the transaction that constitutes or may constitute the Change of Control Triggering Event and the purchase date.

The purchase date will be at least 30 days but no more than 60 days from the date such notice is delivered, other than as may be required by law (a “Change of Control Payment Date”). If the notice is delivered prior to the date of consummation of the Change of Control, the notice will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.
On the Change of Control Payment Date, we will, to the extent lawful:
•
accept for payment all properly tendered notes or portions of notes not validly withdrawn;

•
deposit with the paying agent the required payment for all properly tendered notes or portions of notes not validly withdrawn; and

•
deliver to the Trustee the repurchased notes, accompanied by an officer’s certificate stating, among other things, the aggregate principal amount of repurchased notes.

We will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and the third party purchases all notes properly tendered and not validly withdrawn under its offer.
We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable, in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.
The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries, taken as a whole to another person or group may be uncertain.
For purposes of the foregoing discussion, the following definitions apply:
“Capital Stock” means the capital stock of every class whether now or hereafter authorized, regardless of whether such capital stock shall be limited to a fixed sum or percentage with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of such corporation.
“Change of Control” means the occurrence of any of the following:
•
the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our subsidiaries;

•
the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our subsidiaries, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of our then outstanding Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

•
the first day on which a majority of the members of our Board of Directors are not Continuing Directors; or

•
the adoption of a plan relating to our liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (a) we become a direct or indirect wholly owned subsidiary of a holding company and (b)(x) immediately following that transaction, the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (y) immediately following that transaction, no person is the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the Voting Stock of such holding company.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
“Continuing Directors” means, as of any date of determination, any member of our Board of Directors who:
•
was a member of such Board of Directors on the first date that any notes were issued; or

•
was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of a proxy statement in which such member was named as a nominee for election as a director).

“Voting Stock” means, with respect to any specified person as of any date, the Capital Stock of such person that is at the time entitled to vote generally in the election of the Board of Directors of such person.
Book-Entry Notes
The Depository Trust Company, New York, New York (“DTC”), will be the depositary with respect to the notes. The notes will be issued as global securities registered in the name of Cede & Co., DTC’s partnership nominee, and deposited with DTC. See “— Book-Entry; Delivery and Form” for further information.
Same-Day Settlement and Payment
All payments of principal and interest on the notes will be made by Conagra in immediately available funds. The notes will trade in DTC’s Same-Day Funds Settlement System until maturity, and secondary market trading activity in the notes will therefore be required by DTC to settle in immediately available funds.
Additional Terms
For important additional information applicable to the notes, see “Description of Debt Securities” in the accompanying prospectus. That information includes:
•
general information regarding the indenture;

•
a description of modification and amendment of the indenture;

•
a description of defeasance under the indenture; and

•
additional information regarding the terms of senior debt securities issued under the indenture, including the notes.

Merger, Consolidation or Sale of Assets
We may, directly or indirectly, without the consent of the Trustee or the holders of the notes, merge or consolidate with, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our properties or assets to, another person, provided that:
•
either (a) we are the surviving person in any such merger or consolidation or (b) the person formed by or surviving any such merger or consolidation (if other than us) or that so acquires such property or assets is a corporation, limited liability company, partnership, trust or other entity organized and existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes pursuant to a supplemental indenture all of our obligations under the indenture;
•
immediately after such transaction and giving pro forma effect thereto, no default or Event of Default (as defined below) shall have occurred and be continuing; and

•
certain other conditions are met.

Following any such transaction, except in the case of a lease, we will be relieved of all obligations under the indenture and the notes.
Certain Covenants
Limitations on Liens
We will not, and we will not permit any Consolidated Subsidiary to, issue, assume or guarantee any Indebtedness secured by a Lien upon or with respect to any Principal Property or on the capital stock of any Consolidated Subsidiary that owns any Principal Property unless:
•
we provide that the notes will be secured by such Lien equally and ratably with any and all other obligations and debt secured thereby; or

•
the aggregate amount of all our Indebtedness and the Indebtedness of our Consolidated Subsidiaries, together with all Attributable Debt in respect of Sale and Lease-Back Transactions existing at such time, with the exception of transactions which are not subject to the limitation described in “Limitations on Sale and Lease-Back Transactions” below, does not exceed 10% of Consolidated Net Tangible Assets, as shown on the audited consolidated balance sheet contained in the latest annual report to our stockholders.

This limitation on Liens will not apply to:
•
any Lien existing on any Principal Property on October 8, 1990;

•
any Lien created by a Consolidated Subsidiary in our favor or in favor of any wholly owned Consolidated Subsidiary securing Indebtedness of such Consolidated Subsidiary to us or to a wholly owned Consolidated Subsidiary;

•
any Lien existing on any asset of any corporation at the time such corporation becomes a Consolidated Subsidiary or at the time such corporation is merged or consolidated with or into us or a Consolidated Subsidiary and the Lien was not created in contemplation of the merger or consolidation;

•
any Lien on any asset which exists at the time of the acquisition of the asset and the Lien was not created in contemplation of the acquisition of the asset;

•
any Lien on any asset or improvement to an asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring or improving such asset, if such Lien attaches to such asset concurrently with or within 180 days after its acquisition or improvement and the principal amount of the Indebtedness secured by any such Lien, together with all other Indebtedness secured by a Lien in such property, does not exceed the purchase price of such property or the cost of such improvement;

•
any Lien incurred in connection with pollution control, industrial revenue or any similar financing;

•
any refinancing, extension, renewal or replacement of any of the Liens described under the heading “Limitations on Liens” if the principal amount of the Indebtedness secured thereby is not increased and is not secured by any additional assets; or

•
any Liens arising in the ordinary course of our business or the business of any Consolidated Subsidiary that do not secure Indebtedness and do not in the aggregate materially detract from the value of our assets or the assets of such Consolidated Subsidiary, as the case may be, or materially impair the use thereof, in the operation of our business or the Consolidated Subsidiary’s business.

Limitations on Sale and Lease-Back Transactions
Neither we nor any Consolidated Subsidiary may enter into any Sale and Lease-Back Transaction. Such limitation will not apply to any Sale and Lease-Back Transaction if:
•
the net proceeds to us or such Consolidated Subsidiary from the sale or transfer equals or exceeds the fair value, as determined by our Board of Directors, of the property so leased;

•
we or such Consolidated Subsidiary would be entitled to incur Indebtedness secured by a Lien on the property to be leased as described under the heading “Limitations on Liens” above; or

•
within 90 days of the effective date of any such Sale and Lease-Back Transaction, we apply an amount equal to the fair value, as determined by our Board of Directors, of the property so leased to the retirement of our Funded Indebtedness, other than Funded Indebtedness we were otherwise obligated to repay within such 90-day period.

SEC Reports
We will file with the Trustee, within 15 days after we are required to file the same with the SEC, after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. If we are not required to file information, documents or reports pursuant to either of those sections, then we will file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC and within 15 days after such information, documents or reports are due with respect to a non-accelerated filer and after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act, such information, documents or reports that may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.
Notwithstanding the foregoing, (a) we will be deemed to have furnished such information, documents or reports referred to above to the Trustee if we have filed such information, documents or reports with the SEC via the EDGAR filing system (or any successor system) or, if at any time we are no longer subject to reporting under Section 13 or 15(d) of the Exchange Act and are not permitted to file such information, documents or reports with the SEC, if we post such information, documents or reports on our publicly available website and (b) if at any time we are no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, we will not be deemed to have failed to comply with any of our obligations under this covenant until 30 days after the date any information, document or report hereunder is required to be filed with the Trustee. The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, our compliance with the covenants or with respect to any reports or other documents filed with the SEC or EDGAR or any website under the indenture.
Certain Definitions Relating to Certain Covenants
“Attributable Debt” means, as of any particular time, the present value, determined as set forth in the indenture, of the obligation of a lessee for rental payments for the remaining term of any lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).
“Consolidated Net Tangible Assets” means the Net Tangible Assets of us and our Consolidated Subsidiaries consolidated in accordance with generally accepted accounting principles and as provided in the definition of Net Tangible Assets. In determining Consolidated Net Tangible Assets, minority interests in unconsolidated subsidiaries shall be included.
“Consolidated Subsidiary” and “Consolidated Subsidiaries” mean a subsidiary or subsidiaries the accounts of which are consolidated with ours in accordance with generally accepted accounting principles.
“Funded Indebtedness” means all Indebtedness of a corporation which would, in accordance with generally accepted accounting principles, be classified as funded debt. Funded Indebtedness will also, in any event, include all Indebtedness, whether secured or unsecured, of a corporation which has a final maturity, or a maturity renewable or extendable at the option of the corporation, more than one year after the date as of which Funded Indebtedness is to be determined.
“Indebtedness” means any and all of the obligations of a corporation for money borrowed which in accordance with generally accepted accounting principles would be reflected on the balance sheet of the corporation as a liability as of the date of which Indebtedness is to be determined.
“Lien” means any mortgage, pledge, security interest or other lien or encumbrance.
“Net Tangible Assets” means the total amount of assets of a corporation, both real and personal, less the sum of:
•
all reserves for depletion, depreciation, obsolescence and/or amortization of such corporation’s property as shown by the books of such corporation, other than general contingency reserves, reserves representing mere appropriations of surplus and reserves to the extent related to intangible assets which are excluded in calculating Net Tangible Assets; and

•
all Indebtedness and other current liabilities of such corporation other than Funded Indebtedness, deferred income taxes, reserves which have been deducted pursuant to the above bullet point, general contingency reserves and reserves representing mere appropriations of surplus and liabilities to the extent related to intangible assets which are excluded in calculating Net Tangible Assets.

The definition of Net Tangible Assets excludes licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, experimental or organizational expense and other like intangibles, treasury stock and unamortized discount and expense.
“Principal Property” means, as of any date, any building, structure or other facility together with the underlying land and its fixtures, used primarily for manufacturing, processing or production, in each case located in the United States, and owned or leased or to be owned or leased by us or any Consolidated Subsidiary, and in each case the net book value of which as of such date exceeds 2% of Consolidated Net Tangible Assets as shown on the audited consolidated balance sheet contained in the latest annual report to our stockholders, other than any such land, building, structure or other facility or portion thereof which, in the opinion of our Board of Directors, is not of material importance to the business conducted by us and our Consolidated Subsidiaries, considered as one enterprise.
“Sale and Lease-Back Transactions” means any arrangement with any person providing for the leasing by us or a Consolidated Subsidiary of any Principal Property that we or such Consolidated Subsidiary has sold or transferred or is about to sell or transfer to such person. However, the definition does not include temporary leases for a term of not more than three years or transactions between us and a Consolidated Subsidiary.
Events of Default
An “Event of Default” is defined under the indenture with respect to the notes as being:
•
our default in the payment of any interest on any of the notes when it becomes due and payable, and continuance of that default for a period of 30 days;

•
our default in payment when due of the principal of, or premium, if any, on any of the notes;

•
our default in the performance or breach of any covenant or warranty applicable to the notes contained in the indenture or in any board resolution, supplemental indenture or officer’s certificate, which default continues uncured for a period of 90 days after (1) we receive written notice from the Trustee or (2) we and the Trustee receive written notice from the holders of not less than 25% in aggregate principal amount of the outstanding notes as provided in the indenture;

•
certain events of bankruptcy, insolvency or reorganization of our Company; or

•
our failure to comply with any other covenant the noncompliance with which would specifically constitute an Event of Default with respect to the notes.

If an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization of our Company) occurs and is continuing, then the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding notes may declare the principal amount of all notes and accrued and unpaid interest, if any, thereon to be due and payable immediately, by a notice in writing to us (and to the Trustee if given by the holders) and upon any such declaration such principal amount (or specified amount) and accrued and unpaid interest, if any, will become immediately due and payable.
If an Event of Default resulting from certain events of bankruptcy, insolvency and reorganization of our Company occurs and is continuing, then the principal (or such specified amount) of and accrued and unpaid interest, if any, thereon will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.
At any time after a declaration of acceleration with respect to the notes has been made, the holders of a majority in principal amount of the notes, by written notice to us and the Trustee, may rescind and annul such declaration and its consequences (i) if such rescission and annulment would not conflict with any judgment or decree already rendered, (ii) if all existing Events of Default with respect to the notes (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived and all sums paid or advanced by the Trustee and the reasonable compensation, expenses and disbursements of the Trustee and its agents and counsel have been paid as provided in the indenture and (iii) if we have paid or deposited with the Trustee a sum sufficient to pay (a) any overdue interest on the notes, (b) the principal amount of the notes (except the principal, interest or premium that has become due solely because of the acceleration) and (c) to the extent lawful and applicable, interest on overdue installments of interest at the rate specified in the notes.
The holders of a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that such direction may not be in conflict with any rule of law or the indenture. Before proceeding to exercise any right or power under the indenture at the direction of such holders, the Trustee is entitled to receive from such holders security or indemnity satisfactory to it against any loss, liability or expense which might be incurred by acting in compliance with any such direction.
We furnish to the Trustee annually a statement from one of our officers to the effect that, to the best of their knowledge, we are not in default of the performance of the terms of the indenture or, if they have knowledge that we are in default, specifying the default.
The indenture will provide that no holder of notes may institute any action against us under the indenture, except actions for payment of overdue principal or interest, unless all of the following occurs:
•
the holder gives to the Trustee written notice of a continuing Event of Default;

•
the holders of at least 25% in aggregate principal amount of the notes make a written request to the Trustee to pursue the remedy;

•
such holder or holders offer and, if requested, provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

•
the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of security or indemnity; and

•
during such 60-day period the holders of a majority in aggregate principal amount of the notes do not give the Trustee a direction that is inconsistent with the request.

Notwithstanding the foregoing, a holder will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that note on or after the due dates expressed in that note and to bring suit for the enforcement of any such payment.
The indenture will require the Trustee to give all of the holders of outstanding notes notice of any default by us with respect to the notes, as provided in the Trust Indenture Act of 1939, as amended, unless the default has been cured or waived. Except in the case of a default in the payment of principal of, and any premium or interest on, any outstanding notes, the Trustee is entitled to withhold such notice in the event that a committee of certain officers of the Trustee in good faith determines that withholding such notice is in the interest of the holders of the outstanding notes.
Satisfaction and Discharge of the Indenture; Defeasance
The provisions described in “Description of Debt Securities — Defeasance of Debt Securities and Certain Covenants in Certain Circumstances” in the accompanying prospectus will be applicable to the notes, including the covenants described under “— Change of Control Offer,” “— Certain Covenants — Limitations on Liens,” “— Certain Covenants — Limitations on Sale and Lease-Back Transactions” and “— Certain Covenants — SEC Reports.”
Applicable Law
The notes will be, and the indenture is, governed by and construed in accordance with the laws of the State of New York.
Concerning the Trustee
U.S. Bank Trust Company, National Association is the Trustee under the indenture. From time to time, we and our subsidiaries maintain ordinary banking relationships with the Trustee.
The Trustee assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this prospectus supplement and the accompanying prospectus or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information. Neither the Trustee nor any paying agent shall be responsible for monitoring our rating status, making any request upon any Rating Agency, or determining whether any Rating Event with respect to the notes has occurred.
Book-Entry; Delivery and Form
Except as set forth below, the notes will be issued in registered global form in minimum denominations of $2,000 and multiples of $1,000 in excess of that amount.
The notes will initially be represented by one or more fully registered global notes (collectively, the “global notes”). Each such global note will be deposited upon issuance with the Trustee as custodian for DTC, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.
The following are summaries of certain rules and operating procedures of DTC that affect the payment of principal and interest and the transfers of interests in the global notes. The notes will be issued only in the form of definitive global securities that will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC. Unless and until they are exchanged in whole or in part for notes in definitive form under the limited circumstances described below, a global note may not be transferred except as a whole (1) by DTC to a nominee, (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor. Accountholders in the Euroclear or Clearstream Banking clearance systems may hold beneficial interests in the notes through the accounts that each of these systems maintain as participants in DTC.
Ownership of beneficial interests in the global notes will be limited to persons that have accounts with DTC for such global notes (“participants”) or persons that may hold interests through participants. Upon the issuance of the global notes, DTC will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the notes represented by such global note beneficially owned by such participants. Ownership of beneficial interests in the global notes will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of participants). Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in the global notes, except in the event that use of the book-entry system for the global notes is discontinued. The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may limit or impair the ability to own, transfer or pledge beneficial interests in the global notes.
So long as DTC or its nominee is the registered owner of the global notes, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global notes for all purposes under the indenture. Except as set forth below, owners of beneficial interests in the global notes will not be entitled to have notes represented by such global notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in certificated form and will not be considered the registered owners or holders thereof under the indenture. Accordingly, each person owning a beneficial interest in the global notes must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in any of the global notes desires to give or take any action that a holder is entitled to give or take under the indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or to take such action or would otherwise act upon the instructions of beneficial owners holding through them.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the global notes, such as redemptions, tenders, defaults, and proposed amendments to the note documents. Beneficial owners may ascertain that the nominee holding the global notes for their benefit has agreed to obtain and transmit notices to beneficial owners or beneficial owners may provide their names and addresses to the registrar and request that copies of notices be provided directly to them.
Principal and interest payments on interests represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner of such global notes. None of Conagra, the Trustee or any other agent of Conagra or agent of the Trustee will have any responsibility or liability for any facet of the records relating to or payments made on account of beneficial ownership of interests. We expect that DTC, upon receipt of any payment of principal or interest in respect of the global notes, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in such global notes as shown on the records of DTC. We also expect that payments by participants to owners of beneficial interests in the global notes held through such participants will be governed by standing customer instructions and customary practice, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.
If DTC is at any time unwilling or unable to continue as depository for the global notes, and we fail to appoint a successor depository registered as a clearing agency under the Exchange Act within 90 days, we will issue notes in definitive form in exchange for the global notes. Any notes issued in definitive form in exchange for such global notes will be registered in such name or names, and will be issued in denominations of $2,000 and integral multiples of $1,000 as DTC shall instruct the Trustee. It is expected that such instructions will be based upon directions received by DTC from participants with respect to ownership of beneficial interests in the global notes.
DTC has advised that it is a limited purpose trust company organized under the Banking Law of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates.

DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) directly or indirectly own DTC. Access to the DTC book-entry system is also available to others, such as banks, brokers and dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain U.S. federal income tax considerations with respect to the purchase, ownership and disposition of the notes, but it does not purport to be a complete analysis of all the potential tax considerations relating to the purchase, ownership and disposition of the notes. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date of this prospectus supplement. These authorities may be changed or subject to differing interpretations, possibly with retroactive effect. We have not obtained, nor do we intend to obtain, a ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made in this summary and there can be no assurance that the IRS will agree with such statements or that a court would not sustain a challenge by the IRS in the event of litigation.
This summary is limited to beneficial owners of the notes (the “Holders”) that purchase notes upon their initial issuance at their “issue price” (i.e., the first price at which a substantial amount of the notes is sold for cash to investors (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers)) and that will hold the notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not address all of the U.S. federal income tax considerations that may be relevant to a particular Holder’s circumstances (such as the effects of Section 451(b) of the Code conforming the timing of certain income accruals to financial statements) and does not discuss any aspect of U.S. federal tax law other than income tax law (such as estate or gift tax law) or any state, local or non-U.S. tax consequences of the purchase, ownership and disposition of the notes. In addition, this summary does not address U.S. federal tax considerations applicable to certain categories of Holders that may be subject to special rules, such as:
•
brokers, dealers or traders in securities or commodities;

•
traders in securities that have elected the mark-to-market method of accounting for their securities holdings;

•
U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•
persons that will hold the notes as a part of a hedge, straddle, conversion or other “synthetic security” or integrated transaction;

•
U.S. expatriates and certain former U.S. citizens or residents of the United States;

•
banks and other financial institutions;

•
insurance companies;

•
retirement plans;

•
regulated investment companies or real estate investment trusts;

•
controlled foreign corporations or passive foreign investment companies;

•
persons subject to the alternative minimum tax;

•
persons deemed to sell the notes under the constructive sale provisions of the Code;

•
entities that are tax-exempt for U.S. federal income tax purposes; and

•
entities treated as partnerships for U.S. federal income tax purposes, other pass-through entities, and holders of interests therein.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the notes, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership that will hold the notes, you are urged to consult your own tax advisor regarding the tax consequences to you of purchasing, owning and disposing of the notes.
This summary of certain U.S. federal income tax considerations is for general information only and is not tax advice. You are urged to consult your own tax advisor with respect to the application of U.S. federal income tax laws to your particular situation as well as any tax considerations arising under other U.S. federal tax laws (such as the estate or gift tax laws) or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.
Effect of Certain Contingencies
In certain circumstances, we may become obligated to make payments on the notes in excess of stated interest and principal (including, but not limited to, in the event of adjustments to the credit ratings assigned to the notes, as described under “Description of Notes — Interest Rate Adjustment”). For example, as described above under “Description of Notes — Change of Control Offer,” in the event a Change of Control Triggering Event occurs, unless we have exercised our option to redeem the notes, we will be required to offer to repurchase the notes prior to their maturity date for an amount equal to 101% of the principal amount of any note, plus accrued and unpaid interest to, but not including the date of repurchase. The obligation to make these payments may implicate Treasury Regulations relating to “contingent payment debt instruments” (“CPDIs”), which, if applicable, could cause the timing, amount and character of a Holder’s income, gain or loss with respect to its notes to be different from the consequences discussed below. However, for purposes of determining whether a debt instrument is a CPDI, contingencies that are “remote” or incidental (determined as of the date of issuance) are ignored. We believe the possibility of a Change of Control Triggering Event to be remote and/or the payments that would result therefrom in excess of stated interest and principal to be incidental in the aggregate, and, therefore, we do not intend to treat the notes as CPDIs. Our determination that this contingency is remote and/or incidental in the aggregate will be binding on all Holders of the notes, except with respect to a Holder that discloses its differing treatment in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which the relevant note was acquired. Our determination is not binding on the IRS, which may take a contrary position. You are urged to consult your own tax advisors regarding the potential application to the notes of the CPDI rules and the consequences thereof. The remainder of this discussion assumes that the notes will not be treated as CPDIs.
Consequences to U.S. Holders
The following discussion is a summary of certain U.S. federal income tax consequences that will apply to you if you are a “U.S. Holder.” For purposes of this discussion, a “U.S. Holder” is a beneficial owner of a note that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust that (x) is subject to primary supervision by a court within the United States and with respect to which one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions or (y) has made a valid election under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

Interest
Stated interest on a note generally will be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes. If, however, the notes are issued at a discount that is not less than a statutorily defined de minimis amount (i.e., 0.25% of the principal amount of the notes multiplied by the number of complete years to maturity), the notes will be considered to be issued with original issue discount for U.S. federal income tax purposes. It is anticipated, and the discussion here assumes, that the notes will be issued at par or at a discount that is less than the “de minimis” amount for U.S. federal income tax purposes.

Sale or other taxable disposition of the notes
Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, you will generally recognize taxable gain or loss equal to the difference between the amount realized on such disposition (except to the extent any amount realized is attributable to accrued and unpaid interest, which, if not previously included in income, will be treated as interest as described above) and your tax basis in such note. Your tax basis in a note generally will be your cost for such note. Gain or loss recognized on the disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, your holding period for such note is more than 12 months. Long-term capital gains of non-corporate taxpayers are generally eligible for preferential rates of taxation. The deductibility of capital losses is subject to certain limitations.
Additional Medicare tax
An additional 3.8% Medicare tax is imposed on the “net investment income” of certain U.S. citizens and resident aliens, and on the “undistributed net investment income” of certain estates and trusts. Among other items, “net investment income” (or “undistributed net investment income” in the case of estates and trusts) generally includes gross income from interest and certain net gain from the sale, exchange, redemption, retirement or other taxable disposition of property, such as the notes, less certain deductions. You are urged to consult your own tax advisor with respect to the Medicare tax and its applicability in your particular circumstances to income and gains in respect of an investment in the notes.
Information reporting and backup withholding
In general, information reporting requirements will apply to payments of interest and the proceeds of a sale, exchange, redemption, retirement or other taxable disposition of your notes unless you are an exempt recipient. Backup withholding (currently at a rate of 24%) will apply to such payments if you fail to provide your taxpayer identification number and timely certify, under penalties of perjury, that you are not subject to backup withholding as well as certain other information (generally on a properly completed and executed IRS Form W-9), or otherwise establish an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that you furnish the required information to the IRS on a timely basis. You are urged to consult your own tax advisor regarding the application of the backup withholding rules in your particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.
Consequences to Non-U.S. Holders
The following is a summary of certain U.S. federal income tax consequences that will apply to you if you are a “Non-U.S. Holder.” You are a “Non-U.S. Holder” if you are a beneficial owner of a note that is an individual, corporation, estate or trust and that is not a U.S. Holder.
Interest
Subject to the discussion of backup withholding and FATCA withholding below, payments of interest on the notes to you generally will be exempt from U.S. federal income tax and withholding tax under the “portfolio interest” exemption provided that:
•
the interest income is not effectively connected with a trade or business you conduct within the United States (or, in the case of an applicable income tax treaty, is not attributable to your permanent establishment or fixed base in the United States);

•
you do not own, actually or constructively, 10% or more of the combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code and the Treasury Regulations thereunder;

•
you are not a “controlled foreign corporation” that is related to us (actually or constructively) through stock ownership; and

•
you provide a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or appropriate successor form), to the applicable withholding agent certifying under penalties of perjury that you are not a United States person. If you hold a note through a securities clearing organization, financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to such agent. Your agent then generally will be required to provide appropriate certifications to the applicable withholding agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts and other intermediaries, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

If you cannot satisfy the requirements described above for the portfolio interest exemption, payments of interest made to you on the notes will be subject to 30% U.S. federal withholding tax, unless you provide the applicable withholding agent with either (1) a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or appropriate successor form), establishing an exemption from (or a reduction of) withholding under an applicable income tax treaty or (2) a properly executed IRS Form W-8ECI (or appropriate successor form) certifying that interest paid to you on the notes is not subject to U.S. federal withholding tax because the interest is effectively connected with your conduct of a trade or business in the United States (as discussed below under “— Income or gain effectively connected with a United States trade or business”).
Sale or other taxable disposition of the notes
Subject to the discussion of backup withholding and FATCA withholding below, you generally will not be subject to U.S. federal income tax on any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of a note, unless:
•
the gain is effectively connected with your conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to your permanent establishment or fixed base in the United States); or

•
you are an individual who has been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met.

If you are a Non-U.S. Holder as described in the first bullet point, see “— Income or gain effectively connected with a United States trade or business” below. If you are a Non-U.S. Holder as described in the second bullet point, you generally will be subject to U.S. federal income tax at a rate of 30% on the amount by which your capital gains allocable to United States sources, including gain from such disposition, exceed any capital losses allocable to United States sources, except as otherwise required by an applicable income tax treaty.
To the extent that the amount realized on a sale, exchange, redemption, retirement or other taxable disposition of a note is attributable to accrued and unpaid interest on such note, this amount generally will be treated in the same manner as described in “— Interest” above.
Income or gain effectively connected with a United States trade or business
If you are engaged in the conduct of a trade or business within the United States and interest on a note or gain recognized from the sale, exchange, redemption, retirement or other taxable disposition of a note is effectively connected with the conduct of that trade or business, you generally will be subject to U.S. federal income tax (but not 30% U.S. federal withholding tax on interest if certain certification requirements are satisfied) on that interest and on gain on a net income basis at graduated rates in the same manner as U.S. Holders, as described above (except without regard to the Medicare tax described under “Consequences to U.S. Holders — Additional Medicare tax”). You generally can meet these certification requirements by providing a properly executed IRS Form W-8ECI (or appropriate successor form) to the applicable withholding agent. If you are eligible for the benefits of an income tax treaty between the United States and your country of residence and if such treaty so provides, any effectively connected income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by you in the United States. In addition, if you are a non-U.S. corporation, you may be subject to an additional branch profits tax equal to 30% (or a lower applicable income tax treaty rate) of your earnings and profits for the taxable year (subject to adjustments) that are effectively connected with your conduct of a trade or business in the United States and are not reinvested in such trade or business in the United States.
Information reporting and backup withholding
Generally, information returns will be filed with the IRS in connection with payments of interest on the notes and proceeds from the sale, exchange, redemption, retirement or other taxable disposition of the notes. Copies of the information returns reporting such payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty. You may be subject to backup withholding of tax (currently at a rate of 24%) on payments of interest on your notes and, depending on the circumstances, the proceeds of a sale, exchange, redemption, retirement or other taxable disposition of your notes unless you comply with certain certification procedures to establish that you are not a United States person and the payor or withholding agent does not have actual knowledge or reason to know that you are a United States person that is not an exempt recipient. The certification procedures required to claim an exemption from withholding of tax on interest described above generally will satisfy the certification requirements necessary to avoid backup withholding as well. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that you furnish the required information to the IRS on a timely basis. You are urged to consult your own tax advisor regarding the application of the backup withholding rules in your particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.
FATCA withholding
Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance issued thereunder (“FATCA”) impose a 30% withholding tax on U.S.-source interest paid on debt obligations such as the notes, and subject to the discussion below, on the gross proceeds from a disposition of such obligations, in each case, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), including when acting as an intermediary, unless: (i) in the case of a foreign financial institution, such institution enters into an agreement with the IRS to withhold on certain payments, and to collect and provide to the IRS information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with United States owners); (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying its direct and indirect substantial United States owners; or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. However, the IRS issued proposed Treasury Regulations that eliminate FATCA withholding on payments of gross proceeds (but not on payments of interest). Pursuant to the preamble to the proposed Treasury Regulations, the issuer and any withholding agent may (but are not required to) rely on this proposed change to FATCA withholding until final Treasury Regulations are issued. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these rules may be subject to different rules. Under certain circumstances, a beneficial owner of notes might be eligible for refunds or credits of such taxes. The rules under FATCA are complex. We will not pay any additional amounts in respect of any amounts withheld, including pursuant to FATCA. You are encouraged to consult with your own tax advisor regarding the implications of FATCA on an investment in the notes.
The discussion of U.S. federal income tax considerations set forth above is included for general information only and is not tax advice. Prospective purchasers of notes are urged to consult their own tax advisors with respect to the particular tax consequences to them of the purchase, ownership and disposition of notes, including under U.S. federal, state, or local tax laws as well as non-U.S. and other tax laws and the possible effects of changes in applicable tax laws.

CERTAIN ERISA AND RELATED CONSIDERATIONS
The following is a summary regarding certain aspects of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), related provisions of the Code, and United States Department of Labor and IRS regulations and rulings in existence on the date of this prospectus supplement. This summary is general in nature and does not address every issue pertaining to ERISA that may be applicable to us, the notes or a particular investor. Accordingly, and due to the complexity of these rules and the penalties that may be imposed thereunder, each prospective investor, including plan fiduciaries, should consult with his, her or its own advisors or counsel with respect to the advisability of an investment in the notes, and potentially adverse consequences of such investment, including, without limitation, certain ERISA and Code-related issues that affect or may affect the investor with respect to this investment and the possible effects of changes in the applicable laws. Unless the context clearly indicates otherwise, any reference in this section to the acquisition, holding or disposition of the notes shall also mean the acquisition, holding or disposition of a beneficial interest in such notes.
General Fiduciary Matters
ERISA and the Code impose certain requirements on employee benefit plans that are subject to Title I of ERISA, plans subject to Section 4975 of the Code, and entities or accounts whose underlying assets include plan assets by reason of such employee benefit plan or plan’s investment in such entities or accounts (each such employee benefit plan, plan, entity and account, a “Plan”) and on those persons who are “fiduciaries” with respect to Plans. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Plan or the management or disposition of the assets of such a Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the Plan.
In considering an investment of the assets of a Plan subject to Title I of ERISA in the notes, a fiduciary must, among other things, discharge its duties solely in the interest of the participants of such Plan and their beneficiaries, for the exclusive purpose of providing benefits to such participants and beneficiaries, and defraying reasonable expenses of administering the Plan. A fiduciary must act prudently and must diversify the investments of a Plan subject to Title I of ERISA so as to minimize the risk of large losses, as well as discharge its duties in accordance with the documents and instruments governing such Plan and all applicable provisions of ERISA and the Code. In addition, ERISA generally requires fiduciaries to hold all assets of a Plan subject to Title I of ERISA in trust and to maintain the indicia of ownership of such assets within the jurisdiction of the district courts of the United States. A fiduciary of a Plan subject to Title I of ERISA should consider whether an investment in the notes satisfies these requirements.
Prohibited Transaction Laws
An investor who is considering acquiring the notes with the assets of a Plan must consider whether the acquisition and holding of the notes will constitute or result in a non-exempt prohibited transaction. Section 406(a) of ERISA and Sections 4975(c)(1)(A), (B), (C) and (D) of the Code prohibit certain transactions that involve a Plan and a “party in interest” as defined in Section 3(14) of ERISA or a “disqualified person” as defined in Section 4975(e)(2) of the Code with respect to such Plan unless an exemption is available. Examples of such prohibited transactions include, but are not limited to, sales or exchanges of property (such as the notes) or extensions of credit between a Plan and a party in interest or disqualified person. Section 406(b) of ERISA and Sections 4975(c)(1)(E) and (F) of the Code generally prohibit a fiduciary with respect to a Plan from dealing with the assets of the Plan for its own benefit (for example when a fiduciary of a Plan uses its position to cause the Plan to make investments in connection with which the fiduciary (or a party related to the fiduciary) receives a fee or other consideration). A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under the Code. In addition, the fiduciary of the Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.
The acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if any transaction party (including us or the Trustee) or any of our or their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. ERISA and the Code contain certain statutory exemptions from the prohibited transactions described above, and the Department of Labor has issued several administrative exemptions, although certain exemptions do not provide relief from the prohibitions on self-dealing contained in Section 406(b) of ERISA and Sections 4975(c)(1)(E) and (F) of the Code. Exemptions include, without limitation, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code pertaining to certain transactions with non-fiduciary service providers; Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 95-60, regarding transactions involving insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding investments effected by a qualified professional asset manager; and PTCE 96-23, regarding investments effected by an in-house asset manager. Each exemption contains its own specific requirements and conditions. There can be no, and we do not provide any, assurance that any of these exemptions or any other exemption will be available with respect to the acquisition and/or holding of the notes, or that all of the specified conditions of any such exemption will be satisfied.
As a general rule, a governmental plan, as defined in Section 3(32) of ERISA (a “Governmental Plan”), a church plan, as defined in Section 3(33) of ERISA, that has not made an election under Section 410(d) of the Code (a “Church Plan”) and a non-U.S. plan as described in Section 4(b)(4) of ERISA are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested without regard to the fiduciary and prohibited transaction considerations of ERISA or Section 4975 of the Code described above. Although a Governmental Plan, a Church Plan or a non-U.S. plan is not subject to ERISA or Section 4975 of the Code, it may be subject to other United States federal, state or local laws or non-United States laws that are similar to Title I of ERISA or Section 4975 of the Code (“Similar Laws”). A fiduciary of a Governmental Plan, a Church Plan or a non-U.S. plan should make its own determination as to the requirements, if any, under any Similar Laws applicable to the acquisition, holding and disposition of the notes.
Representation
The notes may be acquired by a Plan or by a Governmental Plan, a Church Plan or a non-U.S. plan, but only if the acquisition, holding and disposition of the notes will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of Similar Laws.
Therefore, any investor in the notes will be deemed to represent and warrant to us and the Trustee that (1) either (a) it is not acquiring and will not hold the notes with the assets of a Plan, a Governmental Plan, a Church Plan or a non-U.S. plan, or (b) (i) in the case of a Plan, its acquisition, holding and disposition of the notes will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code due to the applicability of Section 408(b)(17) of ERISA, Section 4975(d)(20) of the Code, PTCE 95-60, PTCE 90-1, PTCE 91-38, PTCE 84-14, or PTCE 96-23 or another applicable prohibited transaction exemption, and (ii) in the case of a Governmental Plan, a Church Plan or a non-U.S. plan, its acquisition, holding and disposition of the notes will not result in a violation of Similar Laws; and (2) it will notify us and the Trustee immediately if, at any time, it is no longer able to make the representations contained in clause (1) above. Any purported transfer of the notes to a transferee that does not comply with the foregoing requirements shall be null and void ab initio.
This offer is not a representation by us or the underwriters that an acquisition of the notes meets all legal requirements applicable to investments by Plans, Governmental Plans, Church Plans or non-U.S. plans generally or by any particular Plan, Governmental Plan, Church Plan or non-U.S. plan or that such an investment is appropriate for Plans, Governmental Plans, Church Plans or non-U.S. plans generally or for any particular Plan, Governmental Plan, Church Plan or non-U.S. plan. A plan fiduciary considering the acquisition of notes should consult its legal advisors regarding the matters discussed above and other applicable legal requirements, including, without limitation, the possibility of exemptive relief from the prohibited transaction rules and other related issues and their potential consequences.

UNDERWRITING (CONFLICTS OF INTEREST)
Subject to the terms and conditions in the underwriting agreement between us and BofA Securities, Inc., Goldman Sachs & Co. LLC, Mizuho Securities USA LLC and Wells Fargo Securities, LLC, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of the notes that appears opposite its name in the table below:
Underwriter	Aggregate Principal Amount of Notes to be Purchased
BofA Securities, Inc.	$
Goldman Sachs & Co. LLC
Mizuho Securities USA LLC
Wells Fargo Securities, LLC

Total	$
The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters have agreed to purchase all of the notes if any of them are purchased. The underwriting agreement also provides that if an underwriter defaults the purchase commitments of non-defaulting underwriters may be increased or the offering of notes may be terminated. The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to    % of the principal amount of the notes. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to    % of the principal amount of the notes to certain other dealers. After the initial offering, the underwriters may change the public offering price and any other selling terms of the notes offered hereby. The underwriters may offer and sell notes through certain of their affiliates.
The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The following table shows the underwriting discount that we are to pay to the underwriters in connection with the offering of the notes (expressed as a percentage of the principal amount of the notes and dollars in total):
Paid by Conagra Brands, Inc.
Per note		%
Total	$
Expenses related to this offering to be paid by us, other than the underwriting discount, are estimated to be approximately $    .
In the underwriting agreement, we have agreed that we will indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.
The notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply to list the notes on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market-making in the notes at any time in their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the price that you receive when you sell will be favorable.

In connection with the offering of the notes, the underwriters may engage in over-allotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than they would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.
Any of these activities may have the effect of preventing or mitigating a decline in the market prices of the notes. They may also cause the market price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
Settlement
It is expected that delivery of the notes will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the business day following the date of the pricing of the notes. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the first business day prior to the closing of this offering will be required, by virtue of the fact that the notes initially will settle in T+      , to specify alternative settlement arrangements to prevent a failed settlement.
Conflicts of Interest
Certain of the underwriters or their affiliates hold outstanding 2026 Senior Notes that we will repay using the net proceeds of this offering and/or our commercial paper. It is possible that one or more of the underwriters or their affiliates could receive more than 5% of the net proceeds of this offering, and in that case, such underwriter would be deemed to have a conflict of interest under FINRA Rule 5121. In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of the notes in accordance with FINRA Rule 5121. However, pursuant to that rule, the appointment of a “qualified independent underwriter” would not be required in connection with this offering, as the notes are “investment grade rated” (as defined in FINRA Rule 5121). Any underwriter of this offering subject to FINRA Rule 5121 will not confirm sales of the notes to accounts over which such underwriter exercises discretionary authority without the prior written consent of the customer.
In the ordinary course of their respective businesses, the underwriters or their affiliates have engaged, or may in the future engage, in commercial banking or investment banking transactions with us and our affiliates and have received or may in the future receive compensation for their services. In the ordinary course of their respective businesses, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, certain other of those underwriters or their affiliates currently hedge and are likely to hedge in the future and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. Affiliates of some of the underwriters are lenders under one of our existing credit agreements. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Prohibition of Sales to EEA Retail Investors
The notes may not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following:

(i)
a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)
a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)
not an EEA Qualified Investor; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Prohibition of Sales to United Kingdom Retail Investors
The notes may not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is either one (or both) of the following:

(i)
not a professional client, as defined in point (8) of Article 2(1) of UK MiFIR; or

(ii)
not a UK Qualified Investor; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to buy or subscribe for the notes.

Other Regulatory Restrictions in the United Kingdom
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Conagra.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.
Notice to Prospective Investors in Canada
The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and that are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable Canadian securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this prospectus supplement and the accompanying prospectus.
Notice to Prospective Investors in Hong Kong
The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of the Laws of Hong Kong (the “SFO”) and any rules made thereunder; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of the Laws of Hong Kong (the “C(WUMP)O”) or that do not constitute an offer to the public within the meaning of the C(WUMP)O; and no advertisement, invitation or document relating to the notes has been issued or will be issued, or has been or will be in the possession of any person for the purposes of issue (in each case, whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to Prospective Investors in Japan
The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of April 13, 1948, as amended) (the “FIEA”). Accordingly, the notes or any interest therein have not been and may not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Singapore
Each underwriter has acknowledged that this prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus under the Securities and Futures Act 2001 (the “SFA”) by the Monetary Authority of Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Section 274 and 275 of the SFA. Accordingly, each underwriter has represented, warranted and agreed that it has not offered or sold any notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.
It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:
(a)
a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b)
a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the notes except:
•
to an Institutional Investor, an Accredited Investor, a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);

•
where no consideration is or will be given for the transfer;

•
where the transfer is by operation of law; or

•
as specified in Section 276(7) of the SFA.

Solely for the purposes of its obligations pursuant to section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”) we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (the “Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (the “ASIC”), ASX Limited (the “ASX”) or any other governmental agency, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.
The notes may not be offered for sale, nor may application for the sale or purchase of any notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement nor any other offering material or advertisement relating to the notes may be distributed or published in Australia unless, in each case:
(a)
the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Parts 6D.2 or 7.9 of the Corporations Act;

(b)
the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

(c)
the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

(d)
the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined in Section 761G of the Corporations Act; and

(e)
such action does not require any document to be lodged with the ASIC or the ASX.

The notes must not be offered for sale (or transferred, assigned or otherwise alienated) to any person located in, or a resident of, Australia for at least 12 months after their issue under the offering, except in circumstances where the person is a person to whom a disclosure document or product disclosure statement is not required to be given under Parts 6D.2 or 7.9 of the Corporations Act, or where the sale offer is pursuant to a disclosure document or product disclosure statement prepared in accordance with Parts 6D.2 or 7.9 of the Corporations Act.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors should consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Switzerland
The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the offering, the Company or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of notes.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in the Dubai International Financial Centre (“DIFC”) in accordance with the Markets Rules of the Dubai Financial Services Authority (the “DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Markets Rules of the DFSA. They must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement and the accompanying prospectus. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.
In relation to its use in the DIFC, this prospectus supplement and the accompanying prospectus are strictly private and confidential and are being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the notes may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in the United Arab Emirates
The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the DIFC) other than in compliance with the laws of the United Arab Emirates (and the DIFC) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the DIFC) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, or the DFSA.

LEGAL MATTERS
Mayer Brown LLP will pass upon the validity of the notes for us. The underwriters are being represented in connection with this offering by Sidley Austin LLP.
EXPERTS
The consolidated financial statements of Conagra Brands, Inc. as of May 31, 2026 and May 25, 2025, and for each of the fiscal years in the three-year period ended May 31, 2026, and management’s assessment of the effectiveness of internal control over financial reporting as of May 31, 2026 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS
Conagra Brands, Inc.
Common Stock
Preferred Stock
Debt Securities

We may from time to time offer and sell, in one or more offerings, common stock, preferred stock, debt securities, or any combination of these securities. This prospectus describes some of the general terms that may apply to these securities. We will provide specific terms of these securities in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, and any other offering materials carefully before you invest.
We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to other purchasers, on a continuous or delayed basis. The names of any underwriters, dealers or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in the applicable prospectus supplement.
Our common stock is listed on the New York Stock Exchange under the symbol “CAG.” If we decide to seek a listing of any securities offered by this prospectus, we will disclose the exchange or market on which the securities will be listed, or where we have made an application for listing, in the applicable prospectus supplement.

See “Risk Factors” on page 5 of this prospectus to read about specific factors you should consider before investing in these securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 11, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using an automatic “shelf” registration process. Under this shelf registration process, we may at any time and from time to time sell the securities described in this prospectus in one or more offerings at prices and on other terms to be determined at the time of offering.
This prospectus provides you with general information about us and the securities we may offer. Each time we sell such securities, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. The applicable prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Information We Incorporate By Reference.”
This prospectus also contains summaries of certain provisions contained in some of the documents described herein. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Information We Incorporate By Reference.”
You should rely only on the information contained or incorporated by reference in this prospectus and in the applicable prospectus supplement or contained in any free writing prospectus related to an offering of securities that we may provide to you. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date mentioned on the cover page of these documents. Our business, financial condition, results of operations and prospects may have changed since those respective dates. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
References in this prospectus to the terms “we,” “us,” “our,” “Conagra,” “Conagra Brands,” the “Company” or other similar terms mean Conagra Brands, Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC reports and other information are also available on our website at www.conagrabrands.com. The information contained on or accessible through the SEC’s website or our website is not part of this prospectus, other than the documents that we file with the SEC that are incorporated by reference in this prospectus.

INFORMATION WE INCORPORATE BY REFERENCE
The SEC allows us to incorporate by reference information in this prospectus, which means:
•
incorporated documents are considered part of this prospectus;

•
we can disclose important information to you by referring you to those documents; and

•
information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus and incorporated filings.

We incorporate by reference the documents listed below that we filed with the SEC under the Exchange Act:
•
our Annual Report on Form 10-K for the fiscal year ended May 26, 2024, filed with the SEC on July 11, 2024;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended May 28, 2023, from our Definitive Proxy Statement on Schedule 14A filed with the SEC on August 4, 2023; and

•
the description of our common stock contained in our registration statement on Form 8-A, as amended, filed with the SEC on July 12, 1996, as updated by the description of our common stock contained in Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended May 28, 2023, including any amendments or reports subsequently filed with the SEC for the purpose of updating such description.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and until the completion of the offering of securities described in this prospectus. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.
We will provide to each person, including any beneficial owner of our securities to whom this prospectus is delivered, a copy of any or all of the documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these documents, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address or telephone number:
Conagra Brands, Inc.
222 W. Merchandise Mart Plaza, Suite 1300
Chicago, Illinois 60654
Attention: Corporate Secretary
(312) 549-5000

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents incorporated by reference, contains forward-looking statements within the meaning of the federal securities laws. Examples of forward-looking statements include statements regarding our expected future financial performance or position, results of operations, business strategy, plans and objectives of management for future operations, and other statements that are not historical facts. You can identify forward-looking statements by their use of forward-looking words, such as “may”, “will”, “anticipate”, “expect”, “believe”, “estimate”, “intend”, “plan”, “should”, “seek” or comparable terms. Readers of this prospectus should understand that these forward-looking statements are not guarantees of performance or results. Forward-looking statements provide our current expectations and beliefs concerning future events and are subject to risks, uncertainties, and factors relating to our business and operations, all of which are difficult to predict and could cause our actual results to differ materially from the expectations expressed in or implied by such forward-looking statements. In addition to the risk factors referred to or described in this prospectus under “Risk Factors,” as well as in documents incorporated by reference in this prospectus, these risks, uncertainties, and factors include, among other things:
•
risks related to our ability to respond to changing consumer preferences and the success of our innovation and marketing investments;

•
risks associated with actions by our customers, including changes in distribution and purchasing terms;

•
risks related to the effectiveness of our hedging activities and ability to respond to volatility in commodities;

•
disruptions or inefficiencies in our supply chain and/or operations;

•
risks related to the ultimate impact of, including reputational harm caused by, any product recalls and product liability or labeling litigation, including litigation related to lead-based paint and pigment and cooking spray;

•
risks related to the seasonality of our business;

•
risks associated with our co-manufacturing arrangements and other third-party service provider dependencies;

•
risks associated with actions of governments and regulatory bodies that affect our businesses, including the ultimate impact of new or revised regulations or interpretations including to address climate change or implement changes to taxes and tariffs;

•
risks related to the Company’s ability to execute on its strategies or achieve expectations related to environmental, social, and governance matters, including as a result of evolving legal, regulatory, and other standards, processes, and assumptions, the pace of scientific and technological developments, increased costs, the availability of requisite financing, and changes in carbon pricing or carbon taxes;

•
risks related to a material failure in or breach of our or our vendors’ information technology systems and other cybersecurity incidents;

•
risks related to our ability to identify, attract, hire, train, retain and develop qualified personnel;

•
risk of increased pension, labor or people-related expenses;

•
risks and uncertainties associated with intangible assets, including any future goodwill or intangible assets impairment charges;

•
risk relating to our ability to protect our intellectual property rights;

•
risks relating to acquisition, divestiture, joint venture or investment activities;

•
the amount and timing of future dividends, which remain subject to approval by our board of directors and depend on market and other conditions;

•
the amount and timing of future stock repurchases; and

•
other risks described in our reports filed from time to time with the SEC.

We caution readers not to place undue reliance on any forward-looking statements included in this prospectus and in the documents incorporated by reference, which speak only as of the date of the document in which the forward-looking statement is made. We undertake no responsibility to update these statements, except as required by law.

THE COMPANY
Conagra Brands, Inc., a Delaware corporation (the “Company”, “Conagra Brands”, “we”, “us” or “our”), headquartered in Chicago, is one of North America’s leading branded food companies. We combine a 100-year history of making quality food with agility and a relentless focus on collaboration and innovation. The company’s portfolio is continuously evolving to satisfy consumers’ ever-changing food preferences. Conagra’s brands include Birds Eye®, Duncan Hines®, Healthy Choice®, Marie Callender’s®, Reddi-wip®, Slim Jim®, Angie’s® BOOMCHICKAPOP®, and many more.
Our Grocery & Snacks reporting segment principally includes branded, shelf-stable food products sold in various retail channels in the United States.
Our Refrigerated & Frozen reporting segment principally includes branded, temperature-controlled food products sold in various retail channels in the United States.
Our International reporting segment principally includes branded food products, in various temperature states, sold in various retail and foodservice channels outside of the United States.
Our Foodservice reporting segment includes branded and customized food products, including meals, entrees, sauces, and a variety of custom-manufactured culinary products that are packaged for sale to restaurants and other foodservice establishments primarily in the United States.
Corporate Information
We were initially incorporated as a Nebraska corporation in 1919 and reincorporated as a Delaware corporation in 1976. Our principal executive offices are located at 222 W. Merchandise Mart Plaza, Suite 1300, Chicago, Illinois 60654, and our main telephone number is (312) 549-5000. Our website is www.conagrabrands.com. The information contained on or accessible through our website is not part of this prospectus, other than the documents that we file with the SEC that are incorporated by reference in this prospectus. For additional information concerning Conagra Brands, please see our most recent Annual Report on Form 10-K and our other filings with the SEC, which are incorporated by reference in this prospectus. See “Where You Can Find More Information.”
RISK FACTORS
Investing in our securities involves risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and, if applicable, in our most recent Quarterly Reports on Form 10-Q, which are incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, and any risk factors contained in the applicable prospectus supplement. Investors should not interpret the disclosure of any risk factor to imply that the risk has not already materialized. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.
USE OF PROCEEDS
Unless we otherwise state in the applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement(s) for our operations and for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities.

DESCRIPTION OF CAPITAL STOCK
General
Our authorized capital stock consists of 1,200,000,000 shares of common stock, par value $5.00 per share; 150,000 shares of Class B preferred stock, $50.00 par value; 250,000 shares of Class C preferred stock, $100.00 par value; 1,100,000 shares of Class D preferred stock, without par value; and 16,550,000 shares of Class E preferred stock, without par value.
Dividends on Capital Stock
The board of directors may declare and pay dividends on our common stock out of funds legally available for that purpose, subject to the rights of holders of preferred stock.
Common Stock
The holders of our common stock are entitled to one vote for each share for all matters submitted to stockholders for a vote at every meeting of the stockholders. Our Amended and Restated Bylaws (the “Bylaws”) provide that, except as required by our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), the Bylaws, or the rules or regulations of any stock exchange applicable to Conagra Brands, or as otherwise provided by law or pursuant to any regulation applicable to Conagra Brands or our securities, all matters will be decided by the vote of the majority of the votes cast. Each director is to be elected by the vote of the majority of the votes cast with respect to that director’s election; provided, if the number of persons properly nominated to serve as directors exceeds the number of directors to be elected, then each director shall be elected by the vote of a plurality of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors.
Upon liquidation, the holders of our common stock are entitled to share ratably in assets available for distribution to stockholders after satisfaction of any liquidation preferences of any outstanding preferred stock. The issuance of any shares of any series of preferred stock in future financings, acquisitions or otherwise may result in dilution of voting power and relative equity interest of the holders of shares of our common stock and will subject our common stock to the prior dividend and liquidation rights of the outstanding shares of the series of preferred stock.
The shares of our common stock offered under this prospectus will be fully paid and non-assessable. Our common stock has no conversion rights nor are there any redemption or sinking fund provisions with respect to the common stock. Holders of our common stock have no pre-emptive right to subscribe for or purchase any additional stock or securities of Conagra Brands.
Preferred Stock
We may issue preferred stock in series with rights and preferences as authorized by our board of directors. We will distribute a prospectus supplement with regard to each series of preferred stock offered under this prospectus. Each prospectus supplement will describe, as to the preferred stock to which it relates:
•
the title of the series;

•
the voting rights of the holders of the preferred stock;

•
the dividends, if any, which will be payable with regard to the series;

•
the terms, if any, on which the series may or will be redeemed;

•
the preference, if any, to which holders of the series will be entitled upon our liquidation;

•
the right, if any, of holders of the series to convert them into another class of our stock or securities; and

•
any other material terms of the series.

Provisions of Our Amended and Restated Certificate of Incorporation and Delaware Law That May Have an Anti-Takeover Effect
Article XII of our Certificate of Incorporation prescribes relevant factors, including social and economic effects on employees, customers, suppliers and other constituents of Conagra Brands, to be considered by the board of directors when reviewing any proposal by another corporation to acquire or combine with Conagra Brands.
Article XIV of our Certificate of Incorporation provides in general that any direct or indirect purchase by Conagra Brands or any subsidiary of Conagra Brands of any of its voting stock, as defined in Article XIV, or rights to acquire voting stock, known to be beneficially owned by any person or group that holds more than 3% of a class of its voting stock, referred to in this paragraph as an “interested stockholder,” and that has owned the securities being purchased for less than two years, must be approved by the affirmative vote of at least a majority of the votes entitled to be cast by the holders of the voting stock, excluding voting stock held by an interested stockholder. Article XIV is intended to prevent “greenmail,” which is a term used to describe the accumulation of a block of a corporation’s stock by a speculator and the subsequent attempt by the speculator to coerce the corporation into repurchasing its shares, typically at a substantial premium over the market price.
We are governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time that the person became an interested stockholder, unless:
•
prior to the time that the person became an interested stockholder the corporation’s board of directors approved either the business combination or the transaction that resulted in the stockholder’s becoming an interested stockholder;

•
upon consummation of the transaction which resulted in the stockholder’s becoming an interested stockholder, the stockholder owned at least 85% of the outstanding voting stock of the corporation at the time the transaction commenced, excluding for the purpose of determining the number of shares outstanding those shares owned by the corporation’s officers and directors and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or subsequent to the time, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of its stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of its outstanding voting stock that is not owned by the interested stockholder.

A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years did own) 15% or more of the corporation’s voting stock.
The provisions of our Certificate of Incorporation and Delaware law described in this section may be deemed to have anti-takeover effects. These provisions may discourage or make more difficult an attempt by a stockholder or other entity to acquire control of Conagra Brands. These provisions may also make more difficult an attempt by a stockholder or other entity to remove management.

DESCRIPTION OF DEBT SECURITIES
The following description sets forth certain general terms and provisions of the debt securities that we may issue, which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement and the extent, if any, to which the following general terms and provisions will apply to particular debt securities.
The debt securities will be issued under an indenture, dated as of August 12, 2021, between us and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee, as it may be amended and supplemented from time to time. The indenture is, and any supplemental indentures thereto will be, subject to, and governed by, the Trust Indenture Act of 1939, as amended. The following description of general terms and provisions relating to the debt securities and the indenture under which the debt securities will be issued is a summary only and therefore is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the indenture. The indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part, and you should read the indenture for provisions that may be important to you. For more information on how you can obtain a copy of the indenture, see “Where You Can Find More Information” and “Information We Incorporate By Reference.”
Capitalized terms used in this section and not defined herein have the meanings specified in the indenture. When we refer to “we”, “us”, “our”, “Conagra”, “Conagra Brands”, the “Company” or other similar terms in this section, we mean Conagra Brands, Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.
General
Unless otherwise specified in a prospectus supplement, the debt securities will be our senior, direct, unsecured obligations and will rank equally with all of our existing and future senior unsecured indebtedness and senior in right of payment to all of our subordinated indebtedness. The debt securities will be effectively subordinated to (i) all existing and future indebtedness or other liabilities of our subsidiaries and (ii) all of our existing and future secured indebtedness to the extent of the value of the collateral securing that indebtedness.
The indenture does not limit the aggregate principal amount of debt securities that may be issued under it and provides that debt securities may be issued under it from time to time in one or more series. We may specify a maximum aggregate principal amount for the debt securities of any series.
Unless otherwise specified in the applicable prospectus supplement, the indenture does not afford the holders of the debt securities the right to require us to repurchase or redeem the debt securities in the event of a highly-leveraged transaction.
We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the applicable prospectus supplement, we may reopen a series, without the consent of the holders of the outstanding debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the issue date and, in some cases, the public offering price and the first interest payment date, and will be consolidated with, and form a single series with, such outstanding debt securities; provided, however, that if such additional debt securities are not fungible with the outstanding debt securities of such series for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP number.
We will set forth in a prospectus supplement relating to any debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
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the title of the debt securities;

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the price or prices (expressed as a percentage of the principal amount) at which the debt securities will be issued;

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any limit upon the aggregate principal amount of the debt securities which may be authenticated and delivered under the indenture;

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the date or dates on which the principal of the debt securities is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date, and the basis of computation of interest if other than on the basis of a 360-day year consisting of twelve 30-day months;

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the place or places where the principal of, premium and interest, if any, on the debt securities will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities and the indenture may be served, and the method of such payment, if by wire transfer, mail or other means;

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the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities will be redeemed or purchased pursuant to such obligation;

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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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the denominations in which the debt securities will be issuable, if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

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the forms of the debt securities in fully registered form (and whether the debt securities will be issuable as global securities);

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the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the designation of the currency, currencies or currency units in which payment of the principal of, premium and interest, if any, on the debt securities will be made if other than U.S. dollars;

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whether the debt securities may be exchangeable for and/or convertible into shares of our common stock or any other security;

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any provisions relating to any security provided for the debt securities, and any subordination in right of payment, if any, of the debt securities;

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any addition to or change in the events of default and acceleration provisions described under “—Events of Default” below and in the indenture with respect to the debt securities;

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any addition to or change in the covenants described in this “Description of Debt Securities” or in the indenture with respect to the debt securities;

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any other terms of the debt securities (which may modify or delete any provision of the indenture insofar as it applies to such debt securities); and

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities if other than those appointed in the indenture.

The foregoing is not intended to be an exclusive list of the terms that may be applicable to any offered debt securities.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture.

We will provide you with information on the U.S. federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies in the applicable prospectus supplement.
Exchange and Transfer
Debt securities may be transferred or exchanged at the office of the registrar or co-registrar designated by us.
We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.
In the event of any redemption of debt securities of any series, we will not be required to:
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issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days immediately preceding the sending of a notice of redemption and ending at the close of business on the day such notice is sent; or

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register the transfer of or exchange any debt security of that series selected, called or being called for redemption, in whole or in part, except the unredeemed portion of any series being redeemed in part.

We will initially appoint the trustee as the registrar. Any transfer agent, in addition to the registrar initially designated by us, will be named in the applicable prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent.
However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
Global Securities
The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:
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be registered in the name of a depositary that we will identify in a prospectus supplement;

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be deposited with the trustee as custodian for the depositary or its nominee; and

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bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:
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the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary, and in either case, we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days of such event;

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we execute and deliver to the trustee an officer’s certificate to the effect that such global securities shall be so exchangeable; or

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an event of default with respect to the debt securities represented by such global securities shall have occurred and be continuing.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

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will not be entitled to have the debt securities registered in their names;

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will not be entitled to physical delivery of certificated debt securities; and

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will not be considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.
Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the indenture.
Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or by any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary’s policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s acts or omissions or any participant’s records with respect to beneficial interests in a global security.
Payment and Paying Agent
The provisions of this subsection will apply to the debt securities unless otherwise indicated in the applicable prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder.
We may also name any other paying agents in the applicable prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
Subject to applicable abandoned property law, all moneys paid by us to a paying agent for payment on any debt security that remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.
Consolidation, Merger and Sale of Assets
Except as otherwise set forth in the applicable prospectus supplement, we may not merge or consolidate with or into any other person, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of the properties or assets of us and our subsidiaries, taken as a whole, in one or more related transactions, to any person, unless:
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either (i) the transaction is a merger or consolidation and we are the surviving entity or (ii) the successor or transferee is a corporation, limited liability company, partnership, trust or other entity organized and existing under the laws of the United States, any state of the United States or the District of Columbia and the successor or transferee expressly assumes all of our obligations under the debt securities and the indenture pursuant to a supplemental indenture;

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immediately after giving effect to the transaction and treating our obligations in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no default or event of default under the indenture shall have occurred and be continuing; and

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an officer’s certificate and an opinion of counsel have been delivered to the trustee in connection with the foregoing.

In the event of any such transaction, if there is a successor or transferee, then the successor or transferee will expressly assume all of our obligations under the indenture and automatically be substituted for us in the indenture and as issuer of the debt securities and may exercise every right and power of ours under the indenture with the same effect as if such successor or transferee had been named in our place in the indenture, and (except in the case of a lease) when such successor or transferee expressly assumes all of our obligations under the debt securities and the indenture, we will be relieved from all such obligations.
Events of Default
Event of default means, with respect to any series of debt securities, any of the following:
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default in the payment of any interest on any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days;

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default in payment when due of the principal of, or premium on, any debt security of that series;

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default in the performance or breach of any other covenant or warranty by us in the indenture or in any board resolution, supplemental indenture or officer’s certificate with respect to such series (other than a covenant or warranty that has been included in the indenture or a board resolution, supplemental indenture or officer’s certificate solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after (1) we receive written notice from the trustee or (2) we and the trustee receive written notice from the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series as provided in the indenture;

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certain events of bankruptcy, insolvency or reorganization of our Company; and

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any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.
If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization of our Company) with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of and accrued and unpaid interest, if any, on all debt securities of that series to be due and payable immediately, by a notice in writing to us (and to the trustee if given by the holders) and upon any such declaration such principal amount (or specified amount) and accrued and unpaid interest, if any, will become immediately due and payable. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization of our Company, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities.
At any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in principal amount of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul such declaration and its consequences (i) if the rescission and annulment would not conflict with any judgment or decree already rendered, (ii) if all existing events of default with respect to that series (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived and all sums paid or advanced by the trustee and the reasonable compensation, expenses and disbursements of the trustee and its agents and counsel have been paid as provided in the indenture and (iii) if the Company has paid or deposited with the trustee a sum sufficient to pay (a) any overdue interest on the debt securities of that series, (b) the principal amount of the debt securities of that series (except the principal, interest or premium that has become due solely because of the acceleration) and (c) to the extent lawful and applicable, interest on overdue installments of interest at the rate specified in the debt securities of that series.
The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of outstanding debt securities, unless the trustee receives security or indemnity satisfactory to it against the losses, liabilities or expenses that might be incurred by it in compliance with such request or direction. Subject to certain rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
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the holder gives to the trustee written notice of a continuing event of default;

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the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series make a written request to the trustee to pursue the remedy;

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such holder or holders offer and, if requested, provide to the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense;

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the trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of security or indemnity; and

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during such 60-day period the holders of a majority in aggregate principal amount of outstanding debt securities of such series do not give the trustee a direction inconsistent with the request.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to bring suit for the enforcement of any such payment.
The indenture requires us, within 120 days after the end of our fiscal year, to deliver to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment of principal of, premium, if any, or interest on, any debt securities of that series) with respect to debt securities of that series if and so long as a committee of certain officers of the trustee in good faith determines that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We may amend or supplement the indenture without the consent of any holder of debt securities of the series affected by the amendments or supplements in order to:
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cure any ambiguity or to correct or supplement any provision contained in the indenture or in any supplemental indenture that may be defective or inconsistent with any other provision contained therein, or to conform the provisions of the indenture to this “Description of Debt Securities” or a description of the debt securities contained in the applicable prospectus supplement, as evidenced by an officer’s certificate;

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provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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provide for the assumption of our obligations by a successor, in the case of a merger or consolidation, or transferee, in the case of a sale, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of us and our subsidiaries, taken as a whole, and our discharge upon such assumption, as applicable, provided that the requirements described under “Consolidation, Merger and Sale of Assets” are complied with;

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make any change that would provide any additional rights or benefits to the holders of all or any series of debt securities or that does not adversely affect the rights under the indenture of any holder in any material respect;

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comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

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provide for the issuance of and establish the form and terms and conditions of additional debt securities as permitted by the indenture;

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add guarantees with respect to the debt securities or to provide security for the debt securities; or

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evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series and add to or change any of the provisions of the indenture as would be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee.

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of the affected series, and our compliance with any provision of the indenture with respect to the debt securities may be waived by written notice to the trustee by the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series. However, no modification or amendment may, without the consent of the holder of each outstanding debt security of the affected series:
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reduce the principal amount, any premium or change the stated maturity of any debt security or alter or waive any of the provisions with respect to the redemption or repurchase of the debt securities;

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reduce the rate (or alter the method of computation) of or extend the time for payment of interest, including defaulted interest, on any debt security;

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waive a default or event of default in the payment of principal of or premium, if any, or interest on the debt securities, except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of such series with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration;

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make the principal of or premium, if any or interest on any debt security payable in currency other than that stated in the debt securities;

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change any place of payment where the debt securities or interest thereon is payable;

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make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of or premium, interest, if any, on the debt securities and to institute suit for the enforcement of any such payments;

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make any change in the amendment and waiver provisions listed above; or

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reduce the percentage in principal amount of any debt securities, the consent of the holders of which is required for any of the foregoing modifications or otherwise necessary to modify or amend the indenture or to waive any past defaults.

Except for certain specified provisions, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of an affected series may, on behalf of the holders of all debt securities of such series, waive our compliance with provisions of the indenture. Prior to the acceleration of the maturity of the debt securities of any series pursuant to the terms of the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series by notice to the trustee may, on behalf of the holders of all the debt securities of such series, waive any existing default or event of default under the indenture with respect to such debt securities and its consequences, except (i) a continuing default or event of default with respect to such series in the payment of premium or interest on, or the principal of, the debt securities of such series or (ii) a default or event of default in respect of a covenant or provision that cannot be amended without the consent of all of the holders of the outstanding debt securities of the affected series.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance.   The indenture provides that, in certain circumstances, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee (or another entity or agent appointed by it for such purpose), in trust, of money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the written opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants to pay and discharge each installment of principal, premium and interest in accordance with the terms of the indenture and the debt securities of that series.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants.   The indenture provides that, upon compliance with certain conditions, we may be released from our obligation to comply with certain covenants set forth in the indenture and any supplemental indenture, and any failure to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of the applicable series, or covenant defeasance.
The conditions include:
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depositing with the trustee money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the written opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants to pay and discharge each installment of principal of, premium and interest in accordance with the terms of the indenture and the debt securities of the applicable series; and

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delivering to the trustee an opinion of counsel to the effect that the beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Governing Law
The indenture is, and the debt securities will be, governed by, and construed in accordance with, the internal laws of the State of New York.

PLAN OF DISTRIBUTION
We may sell the offered securities in and outside the United States:
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through underwriters or dealers;

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directly to purchasers;

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in a rights offering;

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in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”), to or through a market maker or into an existing trading market on an exchange or otherwise;

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through agents; or

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through a combination of any of these methods.

The prospectus supplement will include the following information:
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the terms of the offering;

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the names of any underwriters or agents;

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the name or names of any managing underwriter or underwriters;

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the purchase price or initial public offering price of the securities;

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the net proceeds from the sale of the securities;

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any delayed delivery arrangements;

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any underwriting discounts, commissions and other items constituting underwriters’ compensation;

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any discounts or concessions allowed or reallowed or paid to dealers;

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any commissions paid to agents; and

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any securities exchanges on which the securities may be listed.

Sale through Underwriters or Dealers
If underwriters are used in the sale, we will execute an underwriting agreement with them regarding the securities. The underwriters will acquire the securities for their own account, subject to conditions in the underwriting agreement. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. To the extent expressly set forth in the applicable prospectus supplement, these transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.
If dealers are used in the sale of the securities, we will sell the securities to them as principals. They may then resell the securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales through Agents
We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement.
Remarketing Arrangements
Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.
LEGAL MATTERS
Unless otherwise indicated in the prospectus supplement, certain legal matters with respect to the validity of the securities will be passed upon for us by Mayer Brown LLP.
EXPERTS
The consolidated financial statements of Conagra Brands, Inc. as of May 26, 2024 and May 28, 2023, and for each of the fiscal years in the three-year period ended May 26, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of May 26, 2024, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$    % Senior Notes due 20

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
BofA Securities
Goldman Sachs & Co. LLC
Mizuho
Wells Fargo Securities
July      , 2026